UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐           Definitive Proxy Statement
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☐           Soliciting Material under to §240.14a-12

MISCOR GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

Notice of Annual Meeting of Shareholders

To Be Held on May 15, 2008

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2008 Annual Meeting of Shareholders of MISCOR Group, Ltd. (“MISCOR”), on Thursday, May 15, 2008 at 10:00 a.m., Eastern Time, at the offices of Barnes & Thornburg, LLP, 100 North Michigan Street, South Bend, Indiana. Registration will begin at 9:00 a.m. The purposes of the meeting are –

•	Election of Director. To elect one member of our Board of Directors who will hold office for a three-year term expiring in 2011;

•
Amendment to Amended and Restated Articles of Incorporation.  To approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of our authorized shares of common stock, without par value, from 20,000,000 to 30,000,000;

•
Amendment to MISCOR Group, Ltd., 2005 Stock Option Plan.  To approve an amendment to our 2005 Stock Option Plan to increase the number of shares of common stock available for issuance under the plan from 80,000 to 200,000;

•	Amendments to MISCOR Group, Ltd., Employee Stock Purchase Plan. To approve amendments to our Employee Stock Purchase Plan to amend the definitions of “Committee” and “Eligible Employee;”

•	Ratification of Auditors. To ratify the appointment of Asher & Company, Ltd. as independent registered public accounting firm for MISCOR for the year ending December 31, 2008; and

•	Other Business. To consider and act upon any other business that may properly come before the annual meeting or any adjournments of the meeting.

You may vote at the meeting if you are a shareholder of record at the close of business on March 27, 2008. Please read the accompanying proxy statement carefully so that you will have information about the business to be presented at the meeting. A proxy card and a copy of our 2007 Annual Report to Shareholders, which includes our financial statements, also accompany this notice.

Your vote is important.  Whether or not you plan to attend the meeting, please vote your shares by mail, telephone or Internet. The enclosed proxy card contains instructions on how to cast your vote. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.

Thank you for your support of MISCOR Group, Ltd. I look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

South Bend, Indiana April _____, 2008	John A. Martell Chief Executive Officer, President and Chairman of the Board

1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

Proxy Statement

for the
Annual Meeting of Shareholders

To Be Held on May 15, 2008

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of MISCOR Group, Ltd., an Indiana corporation (“MISCOR,” “we,” “us,” or “our”), to be used at our 2008 Annual Meeting of Shareholders and at any adjournments of the meeting. The meeting is scheduled to be held as follows:

Thursday, May 15, 2008
10:00 a.m., Eastern Time
Barnes & Thornburg LLP Conference Center
100 North Michigan Street
South Bend, Indiana 46601

This proxy statement and the accompanying form of proxy are intended to be first sent to shareholders on or about April 25, 2008.

Information about the Annual Meeting and Voting

What proposals will shareholders vote on at the meeting?

At the meeting, our shareholders will consider and vote on the following matters:

•	Election of Director. The election of one member of our Board of Directors to serve a three-year term expiring in 2011;

•
Amendment to Amended and Restated Articles of Incorporation.  To approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of our authorized shares of common stock, without par value, from 20,000,000 to 30,000,000;

•
Amendment to MISCOR Group, Ltd., 2005 Stock Option Plan.  To approve an amendment to our 2005 Stock Option Plan to increase the number of shares of common stock available for issuance under the plan from 80,000 to 200,000;

•	Amendments to MISCOR Group, Ltd., Employee Stock Purchase Plan. To approve amendments to our Employee Stock Purchase Plan to (i) amend the definition of “Committee”

such that in addition to the Compensation Committee, our Board of Directors or another committee designated by the board may act as the administrator of the plan; and (ii) amend the definition of “Eligible Employee” to clarify that employees of entities acquired by MISCOR on or after February 7, 2008, shall be given credit for the period of time they were employed by the acquired entity for plan eligibility purposes;

•	Ratification of Auditors. The ratification of the appointment of Asher & Company, Ltd. as the independent registered public accounting firm for MISCOR for the year ending December 31, 2008; and

•	Other Business. Any other business that may properly come before the meeting or any adjournment of the meeting.

Who is entitled to vote?

Only shareholders of record as of March 27, 2008 (the “Record Date”) may vote at the meeting. According to Registrar and Transfer Company, our transfer agent, on the Record Date there were 11,710,376 shares of common stock issued and outstanding. On any matter submitted to the shareholders for a vote, each holder of our common stock is entitled to one vote for each share recorded in his/her name on our books as of the Record Date.

What happens if additional matters are presented at the meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the individuals named as proxies on the proxy card will have the discretion to vote your shares on any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote FOR the director nominee, FOR the approval of the amendment to our amended and restated articles of incorporation, FOR the approval of the amendments to our 2005 Stock Option Plan and Employee Stock Purchase Plan, and FOR the ratification of Asher & Company, Ltd. as our independent registered public accounting firm.

What are broker non-votes?

Generally, broker non-votes occur when shares held for a beneficial owner in “street name” (that is, by a broker, bank or other nominee, which we refer to as your “broker”) are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of directors and the ratification of auditors, without instructions from the beneficial owner of those shares.

What vote is required for each proposal?

The director nominee receiving the highest number of votes will be elected. Votes may be cast in favor of or withheld with respect to the nominee. Abstentions, broker non-votes and votes that are withheld will not be included in the vote count and will have no effect on the outcome of the vote.

For the amendments to our amended and restated articles of incorporation, 2005 Stock Option Plan and Employee Stock Purchase Plan to be approved, for the appointment of Asher & Company, Ltd., as our independent registered public accounting firm to be ratified, and for any other matter that may be properly presented at the meeting to be approved, the holders of the outstanding shares of common stock of MISCOR must cast more votes favoring the action than votes cast opposing the action. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposals.

How do I vote my shares?

You may vote your shares using one of the following methods:

•	by Internet at the web site shown on the proxy card,
•	by telephone using the toll-free number shown on the proxy card, or
•	by completing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

We must receive votes submitted through the Internet or by telephone by 11:59 p.m., Eastern Time, on May 14, 2008. Internet and telephone voting are available 24 hours a day. If you use one of those methods, you do not need to return a proxy card. Submitting your voting instructions by any of the above methods will not affect your right to attend the Annual Meeting and vote in person.

If you vote by phone or via the Internet, please have your social security number and proxy or voting instruction card available. The sequence of numbers appearing on your proxy card and your social security number are necessary to verify your vote.

If you submit your proxy by one of the above methods and indicate how you wish to vote, your shares will be voted as you direct. If you submit your proxy but do not indicate how you wish to vote, your shares will be voted FOR the director nominee, FOR the amendment to our amended and restated articles of incorporation, FOR the amendments to the 2005 Stock Option Plan and Employee Stock Purchase Plan, FOR the ratification of Asher & Company, Ltd. as our independent registered public accounting firm, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting.

May I revoke or change my vote after I have submitted my proxy?

You may change or revoke your vote at any time before it is counted at the meeting by:

•	notifying our Secretary in writing at 1125 South Walnut Street, South Bend, Indiana 46619, that you wish to revoke your proxy;
•	submitting a later dated proxy by Internet or telephone (before 11:59 p.m. Eastern Time on May 14, 2008) or by mail; or
•	attending the meeting and voting in person.

Attending the meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above to revoke your proxy. If you hold your shares in “street name,” you must contact your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

How do I vote my shares if they are held in “street name”?

If you hold your shares in “street name,” you should receive a proxy or telephonic or electronic instructions from your broker asking you how you wish to vote your shares. If you do not, you may contact your broker and obtain a proxy from them.

If you do not instruct your broker how to vote your shares, they may vote the shares only if the proposal is a matter on which they have discretion, such as the election of directors, the amendments to our amended and restated articles of incorporation, 2005 Stock Option Plan and Employee Stock Purchase Plan, and ratification of auditors.

May I vote my shares in person at the meeting?

If you are a shareholder of record, you may attend the meeting and vote in person. If you hold shares in “street name” and would like to attend the meeting and vote in person, you will need to contact your broker, obtain a proxy from them and bring it to the meeting.

What if I submit my proxy but do not provide voting instructions?

If you specify a choice, the proxy will be voted as specified. If you submit a proxy but do not specify a choice, your shares will be voted FOR the election of the director nominee, FOR the amendment to our amended and restated articles of incorporation, FOR the amendments to the 2005 Stock Option Plan and Employee Stock Purchase Plan, and FOR ratification of Asher & Company, Ltd. as our independent registered accounting firm. In all cases, a proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

What if I abstain from voting?

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote at the meeting, an abstention has the effect of a vote against a proposal but has no effect on the election of directors, the ratification of auditors, or the approval of the amendments to our amended and restated articles of incorporation, 2005 Stock Option Plan or Employee Stock Purchase Plan.

How many shares must be represented at the meeting to constitute a “quorum”?

A majority of the outstanding shares must be present at the meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the meeting to be held. If you properly submit your proxy, you will be counted as being present, even if you abstain from voting. We will also count broker non-votes as being present for purposes of determining a quorum.

Where can I find voting results of the meeting?

We expect to announce preliminary results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008 or in an earlier-filed report on Form 8-K.

How do I obtain additional information about MISCOR?

With this proxy statement, we are sending you our 2007 Annual Report to Shareholders, which includes our financial statements for the fiscal year ended December 31, 2007. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of important documents that we have filed as exhibits with the Securities and Exchange Commission (the “SEC”), but does not include copies of the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please send your written request by facsimile to our Secretary at (574) 232-7648 or by mail to:

MISCOR Group, Ltd.
1125 South Walnut Street
South Bend, Indiana 46619
Attn:  Secretary

In addition, you may obtain our public filings without charge from the SEC’s web site at http://www.sec.gov.

Security Ownership of Principal Holders and Management

The following table describes the shares of our common stock that the following persons beneficially owned as of the Record Date:

•	each of our current directors, including the nominee for election;

•
our Chief Executive Officer and each of our two most highly compensated executive officers serving at the end of 2007 (other than our Chief Executive Officer) whose total compensation during 2007 exceeded $100,000 (together as a group, the “Named Executive Officers”);

•	all of our current directors, including the director nominee, and executive officers as a group; and

•	each other person known by us to beneficially own more than five percent of the outstanding shares of our common stock.

Information with respect to current directors, including the director nominee, and Named Executive Officers is based on our records and data supplied by each of the current directors and Named Executive Officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings those persons have made with the SEC.

	Amount and Nature of Beneficial Ownership as of the Record Date
Name of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power	Total	Percent of Class[1]
Directors Who Are Not Named Executive Officers

William J. Schmuhl, Jr. Current Director	10,500	0	10,500	*

Richard A. Tamborski Executive Vice President and Chief Operating Officer; Current Director and Director Nominee	500	0	500	*

Named Executive Officers

John A. Martell Chief Executive Officer, President and Chairman of the Board; Current Director	0	3,938,800[2,3]	3,938,800	30.5

Richard J. Mullin Vice President, Treasurer and Chief Financial Officer	22,175[4]	0	22,175	*

James M. Lewis Vice President, Secretary and General Counsel	5,700[5]	0	5,700	*

All Directors and Executive Officers as a group (6 persons)	168,964	3,938,800	4,107,764	31.8

Other 5% Beneficial Owners

Jeffrey L. Gendell[6] c/o Tontine Capital Management, L.L.C 55 Railroad Avenue, 1st Floor, Greenwich, Connecticut 06830	5,833,332[6]	0	5,833,332	49.8

*
Represents less than 1.0% of the outstanding shares of our common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote (1) below.

(1)	Based on, for each shareholder, 11,710,376 shares of our common stock issued and outstanding as of the Record Date.
(2)
Includes 1,200,000 shares that are issuable upon conversion of a promissory note payable to Mr. Martell at a conversion price of $2.50 per share. The conversion option continues for so long as amounts are outstanding on the promissory note. The promissory note matures on December 31, 2008, but may be prepaid at any time or extended until December 31, 2013.

(3)
In connection with the purchase by Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) of shares of our common stock, Mr. Martell granted to Tontine a limited irrevocable proxy to vote his shares of common stock in connection with certain matters described below under “Changes in Control.” On all other matters, Mr. Martell has sole voting power with respect to these shares.  Mr. Martell has sole investment power with respect to these shares.

(4)	Includes 2,500 and 500 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at exercise prices of $6.25 and $5.375 per share, respectively.
(5)	Includes 2,000 and 500 shares of common stock issuable upon exercise of options granted under our 2005 Stock Option Plan at exercise prices of $6.25 and $5.375 per share, respectively.
(6)
Includes 4,666,666 shares of common stock directly owned by Tontine Capital Partners, L.P. (“TCP”) and 1,166,666 shares of common stock directly owned by Tontine Capital Overseas Master Fund, L.P. (“TMF”).  Tontine Capital Management, L.L.C. (“TCM”) is the general partner of TCP and Tontine Capital Overseas GP, L.L.C. (“TCO”) is the general partner of TMF.  Mr. Gendell is the managing member of TCM and TCO and in such capacity has voting and investment control over the shares of common stock owned by TCP and TMF.

Changes in Control

On January 18, 2007, we sold 62,500,000 shares of our common stock (or 2,500,000 shares after giving effect to a 1-for-25 reverse stock split of our common stock which became effective on January 14, 2008, which is referred to herein as the “Reverse Stock Split”) to Tontine for an aggregate purchase price of $12.5 million, or $0.20 per share (or $5.00 per share after giving effect to the Reverse Stock Split), pursuant to a Securities Purchase Agreement dated as of the same date (the “Initial Securities Purchase Agreement”). We used the proceeds from the sale to repay approximately $10 million of senior secured debt and for general working capital purposes. Before we issued shares to Tontine, John A. Martell, our Chief Executive Officer, President and Chairman of the Board, beneficially owned 66.9% of our outstanding common stock. His shares represented 46.9% of the outstanding stock immediately after the sale. In connection with the sale, we granted various rights to Tontine, as described below.

Board Designee(s).  We granted Tontine the right to appoint members to our Board of Directors as follows:

•	if Tontine or its affiliates hold at least 10% of our outstanding common stock, Tontine has the right to appoint one member of our Board of Directors;

•
if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of five or fewer directors, Tontine has the right to appoint one member of our Board of Directors; and

•	if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of six or more directors, Tontine has the right to appoint two members of our Board of Directors.

Our Board currently consists of three directors. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Initial Securities Purchase Agreement, the number of directors on our Board will not exceed seven.

Board Observer. In addition to Tontine’s right to appoint directors, we also granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.

Future Offerings. We granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.

Future Acquisitions. We agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 30% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy. Mr. Martell has granted Tontine a proxy to vote his shares of our common stock for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights. We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act. The shares of our common stock issued to Tontine may not be offered or sold in the United States absent registration under the Securities Act or absent an applicable exemption from such registration requirements. We and Tontine entered into a Registration Rights Agreement, dated January 18, 2007, pursuant to which we agreed to register for resale the shares issued to Tontine. We filed a registration statement on Form S-1 with the SEC on July 13, 2007, covering the shares issued to Tontine. This registration statement has not yet been declared effective by the SEC.

On November 30, 2007, we sold 83,333,333 shares of our common stock (or approximately 3,333,333 shares after giving effect to the Reverse Stock Split) to Tontine for an aggregate purchase price of $20,000,000, or $0.24 per share (or $6.00 per share after giving effect to the Reverse Stock Split), pursuant to a Securities Purchase Agreement dated as of the same date (the “New Securities Purchase Agreement”). We used $16,700,000 of the proceeds from the sale to finance the cash portion of the purchase price of all of the issued and outstanding membership interest units of 3-D Service, Ltd. (“3-D”), $2,200,000 of the proceeds to pay off the outstanding balance under our revolving credit facility, and the remaining proceeds for general working capital purposes. Prior to the sale of shares to Tontine pursuant to the New Securities Purchase Agreement, John A. Martell and Tontine beneficially owned approximately 37.9% and 33.2% of our issued and outstanding shares of common stock, respectively. Following the sale to Tontine and the acquisition of 3-D, John A. Martell beneficially owned approximately 32.0% of our issued and outstanding shares of common stock, while Tontine beneficially owned approximately 52.5% of our issued and outstanding shares of stock.  The sale of shares to Tontine pursuant to the New Securities Purchase Agreement resulted in a change in control of MISCOR.

Board Designee(s).  Pursuant to the Initial Securities Purchase Agreement with Tontine described above, we granted Tontine the right to appoint members to our Board of Directors. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Initial Securities Purchase Agreement, the number of directors on our Board will not exceed seven. Pursuant to the New Securities Purchase Agreement, we and Tontine affirmed these provisions of the Initial Securities Purchase Agreement relating to the designation of directors.

Board Observer.  In addition to Tontine’s right to appoint directors, pursuant to the Initial Securities Purchase Agreement we granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries, and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.  These provisions also were affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Offerings.  Under the Initial Securities Purchase Agreement, we granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.  This provision also was affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Acquisitions.  Under the New Securities Purchase Agreement, we agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 50% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy.  Pursuant to the New Securities Purchase Agreement, John A. Martell granted Tontine a restated irrevocable proxy to vote his shares of common stock of the company for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights.  We did not register the issuance of the shares of common stock to Tontine under the New Securities Purchase Agreement with the SEC under the Securities Act, in reliance on exemptions from the registration requirements of the Securities Act. The shares of our common stock issued to Tontine may not be offered or sold in the United States absent registration under the Securities Act or absent an applicable exemption from such registration requirements. We entered into an Amended and Restated Registration Rights Agreement, dated November 30, 2007, with Tontine pursuant to which we have agreed to register for resale the shares issued to Tontine. We have not yet filed a registration statement with the SEC to register such shares.

Amendment to Martell Conversion Option. On September 12, 2005, MISCOR and Magnetech Industrial Services, Inc. (“Magnetech”), our wholly-owned subsidiary, executed a Conversion Option (the “Conversion Option”) in favor of John A. Martell, granting Mr. Martell the right to convert into shares of our common stock the obligations owed under a promissory note we issued to Mr. Martell on December 31, 2003.  Under the Conversion Option, we agreed to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of such common stock upon the full exercise of the Conversion Option (the “Reserved Shares”). In order to ensure that there was a sufficient number of shares of our authorized and unissued common stock to consummate the acquisition of 3-D and the sale to Tontine under the New Securities Purchase Agreement, and as a condition to the execution of the New Securities Purchase Agreement, MISCOR, Magnetech, and Mr. Martell entered into an Amendment to Conversion Option dated November 30, 2007 (the “Amendment to Conversion Option”). Under the Amendment to Conversion Option, the shares reserved for issuance upon the conversion of Mr. Martell’s Conversion Option were released, and Mr. Martell agreed not to exercise his Conversion Option until our Amended and Restated Articles of Incorporation were amended to increase our authorized shares. On November 19, 2007, our Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to our Amended and Restated Articles of Incorporation, which resolutions were subsequently modified on December 3, 2007, to give effect to the Reverse Stock Split, to increase to 20,000,000 the number of shares of common stock that we are authorized to issue.  Our shareholders approved this amendment on February 7, 2008, and the amendment became effective on February 8, 2008.  Consequently, on February 7, 2008, our Board of Directors adopted a resolution once again reserving the Reserved Shares from our authorized and unissued shares of common stock, effective as of February 8, 2008.

Debenture Conversions; Conversion Option. Effective as of February 28, 2008, various holders of our subordinated convertible debentures converted an aggregate principal amount of approximately $2.69 million in debentures in exchange for 316,013 shares of our common stock (post-Reverse Stock Split). The debentures were scheduled to mature on February 28, 2008. Immediately after the conversion of these debentures and the issuance of the underlying shares, the total number of issued and outstanding shares of our common stock was 11,710,376, with Tontine’s percentage ownership thereof being reduced below 50% to approximately 49.8%. Even though Tontine’s percentage ownership was reduced below 50% as a result of the debenture conversions, Tontine remains in effective control of MISCOR.

In addition, under the Conversion Option discussed above Mr. Martell may convert at any time and from time to time all or any part of the obligations due under the $3,000,000 promissory note we issued to him into shares of our common stock at a fixed conversion price of $2.50 per share, after giving effect to the Reverse Stock Split. As of the date of this proxy statement, the outstanding principal amount due on the note is $3,000,000, which is convertible into 1,200,000 shares of our common stock. If Mr. Martell at a subsequent date exercises the Conversion Option under the note to acquire the additional shares of common stock, or if there are additional conversions or exercises of our outstanding convertible securities, Tontine’s percentage ownership of our common stock may be further reduced, which may result in a change in effective control of MISCOR.

Proposal 1:  Election of Director

Our Board of Directors currently consists of three members. The directors are divided into three classes. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually. The number of directors is set from time to time by resolution adopted by a majority of the Board. One of our principal shareholders, Tontine, has the right to appoint additional directors as described above. We have also agreed with Tontine that, for as long as Tontine has the right to appoint directors, we will have no more than seven directors on our Board.

The nominee for director this year is Richard A. Tamborski, who is a current director. If the shareholders elect Mr. Tamborski at the meeting, his term will expire in 2011. Mr. Tamborski is not related to any other director or Named Executive Officer of MISCOR by blood, marriage or adoption. The Board of Directors did not select Mr. Tamborski pursuant to any arrangements or understandings between Mr. Tamborski and any other person.

Mr. Tamborski will be elected if he receives the highest number of affirmative votes. Abstentions, broker non-votes and votes that are withheld will not be included in the vote count and will have no effect on the outcome of the vote.

If any persons are nominated other than by the Board of Directors, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to elect the Board’s nominee. If Mr. Tamborski is unable to serve as director, it is intended that each proxy will be voted for the election of any substitute nominee designated by the Board of Directors. To the best of our knowledge, we have no reason to believe that Mr. Tamborski will be unable to serve as a director.

The Board of Directors recommends that shareholders vote FOR Richard A. Tamborski.

Current Directors

Presented below is information about the director nominee and the directors continuing in office. None of the current directors is related to any other director or Named Executive Officer of MISCOR by blood, marriage or adoption. The Board of Directors did not select any current director pursuant to any arrangement or understanding between the current director and any other person.

Richard A. Tamborski (age 59) has been a director of our company and chairman of the Compensation Committee of our Board since October 2005. In December 2007, Mr. Tamborski was appointed as Executive Vice President and Chief Operating Officer of MISCOR. From July 2001 to January 2008, Mr. Tamborski was Vice President of Operations for Alstom Transports Train Life Services, a division of Alstom, a global power and transportation manufacturer based in France. From 2000 to 2001, Mr. Tamborski was Vice President of Sourcing and Logistics for Wabtec Corp., a supplier of components and services to the rail and transit industries.

John A. Martell (age 52) is the founder of our company and has been Chairman of the Board, Chief Executive Officer and President since April 2004. Mr. Martell has been Chief Executive Officer and President of our subsidiary Magnetech Industrial Services, Inc. since November 2001, President of our subsidiary Martell Electric, LLC since December 2001, and President of our subsidiary HK Engine Components, LLC since February 2005. Mr. Martell is registered as a Professional Engineer in Indiana and Michigan. His term as director will expire in 2009.

William J. Schmuhl, Jr. (age 64) has been a director of our company and a member of the Compensation Committee of our Board since October 2005. He is currently a member of the teaching faculty in the Mendoza College of Business at the University of Notre Dame. He also serves as President of Heywood Williams USA, Inc., a manufacturer and distributor of products for the manufactured housing and recreational vehicle industries, where he has served in this capacity since 1996. Mr. Schmuhl is also a director of Heywood Williams Group, PLC, a UK-based specialty distributor, JSJ Corporation, a manufacturer of automotive parts, furniture, and specialty products, Rieth-Riley Construction Company, a paving contractor, and Thakar Aluminum Corporation, a manufacturer of secondary aluminum billet for the aluminum extrusion market. He is an attorney and certified public accountant. His term as director will expire in 2010.

Corporate Governance

We are committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern our business.

Director Independence

Our Board of Directors considers the independence of each of the directors under the listing standards of the NASDAQ Stock Market. Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between MISCOR or our subsidiaries and the directors, members of their immediate families, or entities in which the directors have a significant interest, including the transactions described below under “Transactions with Certain Related Persons.” The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent. Under the above standards, the Board determined that current director William J. Schmuhl, Jr. is independent, and that John A. Martell, our Chief Executive Officer, President and Chairman of the Board, and Richard A. Tamborski, our Executive Vice President and Chief Operating Officer, are not independent.

Meetings of the Board of Directors

During 2007, our Board of Directors met six times and took action by written consent 12 times. No director attended less than 75% of the Board meetings or the meetings of any committee on which he served during 2007. The Board does not have a formal policy regarding director attendance at the 2008 Annual Meeting of Shareholders, however each director has indicated that he intends to attend the meeting. We will make all appropriate arrangements for directors who attend.  All of our directors attended our 2007 Annual Meeting of Shareholders.

Committees of the Board of Directors

Audit Committee Function.  Our Board of Directors does not have a separate audit committee. Rather, the functions typically performed by an audit committee are performed by our entire Board. This arrangement allows each of our directors to participate in and contribute to these important functions, and increases their familiarity with our business and operations. Although we do not having a separate audit committee, we have designated Mr. Schmuhl as our “audit committee financial expert” as defined under SEC rules. Mr. Schmuhl is “independent” under the listing standards of the NASDAQ Stock Market which, for purposes of determining the independence of audit committee members, also incorporate the standards of the SEC included in Rule 10A-3(b)(1) under the Exchange Act. Neither Mr. Martell nor Mr. Tamborski are independent under these standards.

Nominating Committee Function.  Our Board of Directors does not have a separate nominating committee. Rather, our entire Board performs the functions typically performed by a nominating committee. This allows each director to be involved in the process of identifying and assessing nominees and any appropriate qualification standards. The Board has not set specific, minimum qualifications that nominees must meet to be nominated for election to the Board of Directors, but will evaluate each nominee based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. The Board seeks input from individual members of the Board in identifying possible candidates, and, in its discretion, may engage one or more search firms to assist in the recruitment of director candidates. The Board will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the Board for election at our 2009 Annual Meeting of Shareholders should follow the process detailed in the section entitled “Other Business – Director Nominations by Shareholders” in this proxy statement.

Compensation Committee.  The Board of Directors established the Compensation Committee and adopted a committee charter in October 2005. The current members of the Compensation Committee are Mr. Tamborski (Chairman) and Mr. Schmuhl. The Compensation Committee’s charter is available on our website at http://www.miscor.com. The Compensation Committee met one time in 2007.

The Compensation Committee reviews and approves our compensation goals and objectives for our Chief Executive Officer and our other executive officers. The Compensation Committee evaluates the performance of our executive officers in light of those goals and objectives, and determines and approves the appropriate level and structure of the executive officers’ compensation based on this evaluation. The Compensation Committee also makes recommendations to the full Board of Directors regarding compensation of our directors, and recommends and directs the implementation and administration of our incentive and equity-based compensation plans.

John A. Martell, our Chief Executive Officer, President and Chairman of the Board, evaluates the performance of each of the other executive officers annually. He confers with the Compensation Committee and makes compensation recommendations for each executive officer’s total compensation. The Compensation Committee can adopt or amend the recommendations of Mr. Martell.

In determining and approving the salaries of our executive officers, the Compensation Committee may access and review compensation data for comparable industrial and manufacturing companies in the Midwest. In determining 2007 compensation, the Compensation Committee did not elect to review any such surveys. The Compensation Committee has the authority under its charter to retain outside consultants or advisors to assist the Committee. The Compensation Committee elected not to engage outside consultants or advisors in 2007. The Compensation Committee meets annually, or on an as needed basis, to review the compensation of all executive officers.

Communications with the Board of Directors

Shareholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Board of Directors, may do so by writing to the attention of our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619. Our Board of Directors has implemented a process for handling correspondence received by us and addressed to members of the Board. Under that process, our Secretary has been instructed to promptly forward to the Board copies of all communications that, in the opinion of the Secretary, deal with the functions of the Board or committees of the Board, or that he otherwise determines require their attention.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock to file reports with the SEC regarding their ownership of, and transactions in, our common stock. Our directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of the reports we received, and on written representations from certain reporting persons, we believe that the following executive officers of MISCOR failed to file on a timely basis certain reports required by Section 16(a) of the Exchange Act during 2007: Richard J. Mullin, James M. Lewis, William J. Wisniewski, Anthony W. Nicholson, and Bernard L. DeWees.  Mr. Mullin filed two late Forms 4 involving six transactions.  Mr. Lewis filed one late Form 4 involving four transactions.  Mr. Wisniewski and Mr. Nicholson each filed one late Form 4 involving one transaction each.  Mr. DeWees filed one late Form 3 involving three transactions.  We have no knowledge of a failure by any of the foregoing executive officers to file a report required under Section 16(a) of the Exchange Act.  We believe that all other Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were satisfied in a timely manner during 2007.

Transactions with Certain Related Persons

Leases with Martell Entities.  We lease several buildings from various entities owned by JAM Fox Investments, LLC. John A. Martell, our Chief Executive Officer, President and Chairman of the Board, owns JAM Fox Investments, LLC. Following is a summary of such leases in effect as of December 31, 2007.

Lessor	Location	Expiration Date	Monthly Rental

JAM Summer Properties LLC	Hammond, Indiana	August 3, 2010	$9,371

JAM Bev Properties LLC	Boardman, Ohio	May 5, 2012	$4,620[1]

JAM Walnut Properties LLC	South Bend, Indiana	December 31, 2014	$9,200[2]

JAM Hutson Properties LLC	Mobile, Alabama	March 1, 2009	$4,600

(1) Monthly rental increases to $4,851 on May 5, 2009.
(2) Monthly rental increases to $9,660 on January 1, 2009 and to $10,143 on January 1, 2012.

Effective January 1, 2007, we entered into a five year lease agreement with a limited liability company owned by Mr. Martell’s adult children for a property in South Bend, Indiana to house the operations of our electrical contracting business. The annual rental for the new lease is $89,000.

We lease our Hagerstown, Maryland, facility from a partnership, one partner of which is an officer of our subsidiary, HK Engine Components, LLC.  The annual rent under this lease is approximately $150,000, and the lease expires in July 2011.

We lease our Massillon, Ohio, facility from a limited liability company, one member of which is a corporation of which an officer of our subsidiary, Magnetech Industrial Services, Inc., is a beneficial owner.  The annual rent under this lease is approximately $540,000, and the lease expires in November 2017.

On November 30, 2007, pursuant to the New Securities Purchase Agreement we sold 83,333,333 shares of our common stock (or approximately 3,333,333 after giving effect to the Reverse Stock Split) in a private placement to Tontine for an aggregate purchase price of $20,000,000, or $0.24 per share ($6.00 per share after giving effect to the Reverse Stock Split). Prior to this private placement, Tontine owned approximately 33.2% of our issued and outstanding shares of common stock. We used $16,700,000 of the proceeds from the sale to finance the cash portion of the purchase price of all of the issued and outstanding membership interest units of 3-D, $2,200,000 of the proceeds to pay off the outstanding balance under our revolving credit facility, and the balance for general working capital purposes.

Executive Officers

The following table sets forth, as to each person who currently serves as an executive officer of MISCOR, the person’s age and current position. A description of each executive officer’s principal occupation during at least the past five years follows the table.

No executive officer is related to any other executive officer, current director or nominee of MISCOR, by blood, marriage or adoption. No executive officer was selected pursuant to any arrangements or understandings between the executive officer and any other person.

Name	Age	Position
John A. Martell	52	Chief Executive Officer, President and Chairman of the Board
Richard A. Tamborski	59	Executive Vice President and Chief Operating Officer
Richard J. Mullin	56	Vice President, Treasurer and Chief Financial Officer
James M. Lewis	44	Vice President, Secretary and General Counsel
Bernard L. DeWees	43	President of 3-D Service, Ltd. and Magnetech Industrial Services, Inc.

John A. Martell is the founder of our company and has been Chairman of the Board, Chief Executive Officer and President since April 2004. Mr. Martell has been Chief Executive Officer and President of our subsidiary Magnetech Industrial Services, Inc. since November 2001, President of our subsidiary Martell Electric, LLC since December 2001, and President of our subsidiary HK Engine Components, LLC since February 2005. Mr. Martell is registered as a Professional Engineer in Indiana and Michigan.

Richard A. Tamborski has been a director of our company and chairman of the Compensation Committee of our Board since October 2005. In December 2007, Mr. Tamborski was appointed as Executive Vice President and Chief Operating Officer of MISCOR. From July 2001 to January 2008, Mr. Tamborski was Vice President of Operations for Alstom Transports Train Life Services, a division of Alstom, a global power and transportation manufacturer based in France. From 2000 to 2001, Mr. Tamborski was Vice President of Sourcing and Logistics for Wabtec Corp., a supplier of components and services to the rail and transit industries.

Richard J. Mullin joined the company in February 2005 as Vice President and Chief Financial Officer. Prior to joining the company he was Vice President of Finance & Operations for SANYO Sales & Supply Company, a biomedical equipment supplier, from July 2003 to February 2005. Mr. Mullin was an independent consultant from May 2002 to July 2003. From May 2000 to May 2002, he served as Chief Financial Officer of Starcraft Corporation, a specialty automotive supplier that, at that time, was a NASDAQ listed company. He was promoted to President of Starcraft Corporation in August 2001. Mr. Mullin is a certified public accountant.

James M. Lewis joined the company in September 2005 as Vice President, Secretary and General Counsel. Prior to joining the company, Mr. Lewis was a partner of Barnes & Thornburg LLP, a law firm. During his 13 years with Barnes & Thornburg, Mr. Lewis represented manufacturing clients and other businesses and individuals in contract and commercial litigation and product liability cases.

Bernard L. DeWees joined the company in November 2007 upon MISCOR’s acquisition of 3-D, of which he serves as President. Prior to joining the company Mr. DeWees was President and owner of 3-D, which he founded in March 2002. Prior to 3-D, Mr. DeWees held various positions within ABB Ltd., where he was responsible for the Rotating Equipment Service and Coil Manufacturing for the USA. During his time with ABB, Mr. DeWees obtained Certification at the ABB Management schools in Brussels, Belgium and the Fuqua School of Business at Duke University.

Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for our fiscal years ended December 31, 2007 and 2006.

Summary Compensation Table for 2007 and 2006
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Total ($)
John A. Martell Chief Executive Officer, President and Chairman of the Board	2007 2006	$141,563 $95,160	- -	- -	- -	$141,563 $95,160

Richard J. Mullin Vice President, Treasurer and Chief Financial Officer	2007 2006	$121,077 $115,077	- -	$4,200 $4,900	$35,700 $34,800	$160,977 $154,777

James M. Lewis Vice President, Secretary and General Counsel	2007 2006	$130,081 $125,026	- -	$4,200 -	$19,200 $18,750	$153,481 $143,776

(1)
We have made certain assumptions in determining the value of option awards. Effective January 1, 2006, we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. We discuss the assumptions we used in determining the fair value of the option awards under the caption “Equity Incentive Plans – 2005 Stock Option Plan” in Note G to our financial statements, which are included in our annual report that accompanies this proxy statement.

Employment Agreements

On September 30, 2005, we entered into employment agreements with each of our Named Executive Officers. Each agreement is for an initial three-year term, subject to earlier termination as provided in the agreement. The term will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement.

Each employment agreement provides for certain benefits to the Named Executive Officer if employment is terminated by us for cause, by the executive without good reason, or due to death or disability. In those events, we are obligated to pay the executive his base salary through the date of termination with credit for earned but unused vacation, and to honor any vested benefits under our existing benefit plans and any other agreements with the Named Executive Officer. If the Named Executive Officer’s employment is terminated by us without cause, or by the executive for good reason, we are required to pay the executive, as severance pay, the following:

•	within two business days following termination, his base pay through the end of the month with credit for earned but unused vacation;

•	an amount equal to a multiple of the executive’s base salary in installments over varying periods in accordance with our usual payroll periods. The multiple and periods vary by executive as follows:

Name	Multiple of Base Salary	Period
John A. Martell	1.9 (up to $180,000 per year)	3 years
Richard J. Mullin	1.37 (up to $150,000 per year)	2 years
James M. Lewis	1.0	2 years

•
an amount equal to the most recent annual profit sharing and/or incentive bonus received by the executive, prorated for the portion of the current year for which the Named Executive Officer was employed, or, if greater, the amount which would be due under the profit sharing and/or incentive bonus plans applicable to the executive for the then current year calculated as of the effective date of termination, such amount to be reduced by any payment previously received during the current year as part of the profit sharing and/or incentive bonus plans. This payment is to be made in substantially equal installments in accordance with our usual payroll periods over the time period that the Named Executive Officer receives base salary payments;

•	up to $10,000 for outplacement services by an outplacement firm; and

•
for one year and at our expense, we are required to maintain (or provide substantially similar) medical insurance and reimbursement plans and other programs or arrangements in which the executive was entitled to participate immediately prior to the date of termination.

Option Grants

On each of August 3, 2006, and January 19, 2007, Richard J. Mullin, our Vice President, Treasurer and Chief Financial Officer, received a grant of options under the 2005 Stock Option Plan to acquire 50,000 and 50,000 shares of our common stock, respectively (each of which, after giving effect to the Reverse Stock Split, was adjusted downward to 2,000 shares). In addition, on January 19, 2007, James M. Lewis, our Vice President, Secretary and General Counsel, received a grant of options under the 2005 Stock Option Plan to acquire 50,000 shares (2,000 shares after giving effect to the Reverse Stock Split). The options, which expire in five years after their respective grant dates, are exercisable in 25% cumulative increments on and after the first four anniversaries of their respective grant dates. On August 3, 2006, and January 19, 2007, the time of issuance of the stock options to Mr. Mullin and Mr. Lewis, the estimated fair value of our common stock was $0.25 and $0.215 per share, respectively ($6.25 and $5.375 after giving effect to the Reverse Stock Split). The fair value of our common stock was determined contemporaneously and based upon the average of the high and low selling prices of our common stock on the date of grant. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the company, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option.

Restricted Stock Grants

On January 19, 2007, Mr. Mullin and Mr. Lewis each received an offer under our 2005 Restricted Stock Purchase Plan to purchase 30,000 shares of our common stock at a nominal purchase price of $0.001 per share (1,200 shares at a purchase price of $0.025 per share after giving effect to the Reverse Stock Split).  Mr. Mullin and Mr. Lewis accepted their offers on February 1 and January 27, 2007, respectively, and each was issued 30,000 shares of common stock on those dates. Dividends are payable on these shares when, and if declared by the Board of Directors. The shares of restricted stock may be forfeited during the three-year period after purchase upon a termination of employment for any reason other than death or disability. If Mr. Mullin’s or Mr. Lewis’ employment is terminated after the expiration of this three-year period, or during this period as a result of death or disability, they must sell their restricted shares back to MISCOR at their fair market value (which generally will be equal to an average of the closing bid and asked prices of our common stock as quoted on the NASD’s Over-the-Counter

Bulletin Board for the five days immediately preceding the date of termination of employment). In the event of a change of control of the company or the company’s liquidation, the foregoing obligations to sell the restricted shares back to the company will no longer apply. Any other transfer or attempted transfer of the shares except as described above will be null and void.

Outstanding Equity Awards at Fiscal Year End 2007
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1,2]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1,2]	Option Exercise Price ($)[1]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1,3]	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard J. Mullin	2,000	2,000	$6.25	9/30/10	3,200	$53,600	[4]
	500	1,500	$6.25	8/3/11
	–	2,000	$5.375	1/19/12
James M. Lewis	2,000	2,000	$6.25	9/30/10	3,200	$53,600	[4]
	–	2,000	$5.375	1/19/12

(1)	Gives effect to the 1-for-25 Reverse Stock Split approved by our Board of Directors on November 30, 2007, and which became effective on January 14, 2008.
(2)
Represents options awarded under the 2005 Stock Option Plan by our Compensation Committee. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of MISCOR, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The options are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date.

(3)
Represents shares issued pursuant to an accepted offer to purchase such shares at a nominal price equal to $0.025 per share under the 2005 Restricted Stock Purchase Plan (giving effect to the Reverse Stock Split). Dividends are payable on these shares when, and if declared by the Board of Directors. The transfer and forefeiture restrictions applicable to these shares lapse on the third anniversary of the date the restricted shares were intially purchased.

(4)	Based on the $0.67 closing price of our common stock on December 31, 2007 ($16.75 after giving effect to the Reverse Stock Split).

Restricted Stock Purchase Plan

On August 23, 2005, our Board of Directors adopted the MISCOR Group, Ltd. 2005 Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which became effective as of September 30, 2005. The purpose of the Restricted Stock Plan is to attract and retain directors, officers and key employees of MISCOR and instill in them a personal financial interest in causing the equity of MISCOR to grow throughout their careers. We intend on accomplishing these goals by giving eligible directors, officers and key employees the opportunity to purchase shares of MISCOR’s common stock under the Restricted Stock Plan. We believe this provides participants in the plan with an increased incentive to work for the success of MISCOR and promotes our long term interests and those of the participants. The Compensation Committee of our Board administers the Restricted Stock Plan.

The Board has reserved 100,000 shares of our common stock for issuance under the Restricted Stock Plan. If the shares of our common stock are increased, decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the company or another corporation as a result of a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or otherwise, then the number of shares reserved under the plan will be adjusted to reflect such action. The Restricted Stock Plan will continue indefinitely, provided that our Board may terminate the plan at any time as it deems advisable. However, the Restricted Stock Plan may not be terminated to affect any right or obligation created under the plan prior to such termination, unless the affected person consents.

Those directors, officers and key employees of MISCOR and of each of MISCOR’s subsidiaries who are designated by the Compensation Committee for participation in the Restricted Stock Plan are eligible to be issued shares of restricted stock under the plan. The restricted shares purchased by a participant under the plan are subject to complete forfeiture if, during the three-year period after the shares are purchased, the participant’s employment is terminated for any reason other than death or disability. If a participant’s employment is terminated during the three-year restriction period as a result of death or disability, or after the expiration of the restriction period for any reason, the participant must sell the restricted shares back to the company at their fair market value (which generally will be equal to an average of the closing bid and asked prices of the company’s common stock as quoted on the NASD’s Over-the-Counter Bulletin Board for the five days immediately preceding the date of termination of employment). In the event of a change of control of the company or the company’s liquidation, the foregoing restrictions will lapse. Any other transfer or attempted transfer of a participant’s shares except as described above will be null and void.

During 2007, 155,000 shares of restricted stock were granted under the Restricted Stock Plan (6,200 shares after giving effect to the Reverse Stock Split). As of December 31, 2007, after giving effect to the Reverse Stock Split, 18,200 shares of restricted stock have been granted to participants, leaving 81,800 shares available for future offers and issuance under the plan.

2005 Stock Option Plan

For a description of the material terms of our 2005 Stock Option Plan, see “Proposal 3: Amendment to MISCOR Group, Ltd., 2005 Stock Option Plan – Material Features of the Plan” below, which description is incorporated by reference herein.

Compensation of Directors

We pay each of our non-employee directors an annual retainer of $4,000, plus $750 for each full board meeting and $500 for each committee meeting attended. If, however, a director attends the meeting by telephone rather than in person, the fees are reduced to $500 for a full board meeting and $300 for a committee meeting. In addition, our directors are eligible to receive stock option grants under our 2005 Stock Option Plan and offers to purchase restricted stock under our Restricted Stock Plan. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

The following table summarizes compensation awarded to our directors in 2007:

Director Compensation in 2007
Name	Fees Earned or Paid in Cash ($)[1]	Option Awards ($)[2]	Total ($)
William J. Schmuhl, Jr.	$9,500	–	$9,500
Richard A. Tamborski	$9,500	–	$9,500

(1)	In 2007, we paid Messrs. Schmuhl and Tamborski $9,500 each for attending regular meetings of the Board of Directors and meetings of the Compensation Committee.
(2)
No option awards were made under our 2005 Stock Option Plan during 2007 to Messrs. Schmuhl and Tamborski. As of December 31, 2007, each director had the following aggregate number of options outstanding under our 2005 Stock Option Plan: Mr. Schmuhl 2,000 (of which 1,500 were unvested and not exercisable); Mr. Tamborski 2,000 (of which 1,500 were unvested and not exercisable).

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2007, with respect to the Company’s existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	61,600	[1]	$6.30	756,229	[2]
Equity compensation plans not approved by security holders	–		–	81,800	[3]
Total	61,600		$6.30	838,029

(1)	Consists of shares issuable upon the exercise of outstanding options granted under our 2005 Stock Option Plan as of December 31, 2007, giving retroactive effect to the Reverse Stock Split.

(2)
Includes 126,400 and 629,829 shares of common stock remaining available for future issuance under our 2005 Stock Option Plan and Employee Stock Purchase Plan, respectively, as of December 31, 2007, giving retroactive effect to the Reverse Stock Split.

(3)	Consists of shares of common stock remaining available for future issuance under our Restricted Stock Plan as of December 31, 2007, giving retroactive effect to the Reverse Stock Split. For a description of the material features of our Restricted Stock Plan, see “Executive Compensation – Restricted Stock Purchase Plan” above.

Board of Directors Report on Audit Matters

Our entire Board of Directors performs the functions typically performed by an audit committee. In such capacity, we have reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2007 with management. We have also discussed with the independent registered public accounting firm, Asher & Company, Ltd., the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions described above, we have determined to include the audited consolidated financial statements of MISCOR for the fiscal year ended December 31, 2007 in MISCOR’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2007.

SUBMITTED BY THE BOARD OF DIRECTORS
John A. Martell, Chairman
William J. Schmuhl, Jr.
Richard A. Tamborski

Proposal 2:  Amendment to Amended and Restated Articles of Incorporation

General

On April 4, 2008, the Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to MISCOR’s Amended and Restated Articles of Incorporation to increase to 30,000,000 the number of shares of common stock that we are authorized to issue (the “Articles Amendment”). At present, the Amended and Restated Articles of Incorporation provide that the total number of shares we have the authority to issue is 20,000,000 shares of common stock and 800,000 shares of preferred stock. The Articles Amendment does not affect the number of authorized shares of preferred stock. Based on 11,710,376 shares of our common stock issued and outstanding as of the Record Date, after the increase in our authorized common shares takes effect, we will have an aggregate of approximately 18,289,624 shares of authorized and unissued common stock available for future issuance. In this regard, and after giving effect to the Option Plan Amendment described below, MISCOR will have approximately 139,200, 81,800, and 629,829 shares reserved for future issuance under its 2005 Stock Option Plan, 2005 Restricted Stock Purchase Plan, and Employee Stock Purchase Plan, respectively.  In addition, there will be approximately 312,369 common shares reserved for issuance upon the exercise of outstanding warrants, and 1,200,000 shares reserved for issuance upon the conversion of a subordinated note held by John A. Martell, our Chief Executive Officer, President and Chairman of the Board.

The Articles Amendment amends and restates in its entirety Article III of our Amended and Restated Articles of Incorporation as follows:

"ARTICLE III
Amount of Capital Stock

The total number of shares of capital stock which the Corporation has authority to issue is Thirty Million Eight Hundred Thousand (30,800,000), consisting of

30,000,000 shares of common stock without par value (“Common Stock”) and 800,000 shares of preferred stock without par value (“Preferred Stock”)."

The Articles Amendment will become effective upon filing Articles of Amendment to our Amended and Restated Articles of Incorporation with the Indiana Secretary of State, which is anticipated to be promptly after the requisite shareholder approval is received at the annual meeting.

For the Articles Amendment to be approved, the holders of the outstanding shares of common stock of MISCOR must cast more votes favoring the Articles Amendment than votes cast opposing it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

The Board of Directors recommends that shareholders vote FOR the approval of the Articles Amendment.

Reasons for the Articles Amendment

The purpose of the Articles Amendment is to allow us to have a sufficient number of shares of authorized and unissued common stock that can be issued in connection with any corporate purposes that the Board of Directors from time to time considers advisable. These corporate purposes could include, among others, issuance of shares in connection with acquisitions, issuance of shares in connection with stock splits or stock dividends, issuance of shares pursuant to our equity incentive plans or in connection with other employee benefit plans, issuance of shares upon conversion of our outstanding convertible debentures and note, and issuance of shares in connection with equity financings. Having shares available for issuance in the future will give us greater flexibility by allowing the Board of Directors to approve issuances of shares without the expense and delay of a special shareholders’ meeting to approve the additional authorized capital stock necessary to complete the issuance.

The increase in authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. The Board of Directors, however, will have the authority to issue authorized common stock without requiring future shareholder approval of such issuances, except as may be required by our Amended and Restated Articles of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to our existing shareholders. See “– General” above for the aggregate number of authorized and unissued shares of our common stock that will be available for future issuance after the increase in our authorized common shares, and the number of common shares that will be reserved for issuance or issuable, as the case may be, under our equity compensation plans and outstanding warrants, convertible subordinated debentures, and convertible note.  Except for certain preemptive rights granted by contract to two of our shareholders, the holders of common stock have no preemptive rights.

The increase in the authorized number of shares of common stock and the subsequent issuance of those shares could have the effect of delaying or preventing a change in control of MISCOR without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions that would make a change in control of MISCOR more difficult, and therefore less likely. Any future issuance of additional common stock could have the effect of diluting earnings per share (if and when obtained) and book value per share of outstanding shares of common stock, and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of MISCOR. The Board of Directors is not aware of any attempt to take control of MISCOR and has not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of anti-takeover device.

Interests of Certain Persons in the Action Taken

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the actions taken by the Board of Directors or to be taken by the shareholders with respect to the approval of the Articles Amendment that is not shared by all other shareholders.

Proposal 3:  Amendment to MISCOR Group, Ltd., 2005 Stock Option Plan

General

On February 7, 2008, the Board of Directors approved, subject to shareholder approval, an amendment (the “Option Plan Amendment”) to our 2005 Stock Option Plan to increase the number of shares of common stock for which options may be granted under the plan to 200,000. After giving effect to the Reverse Stock Split, at present the plan provides that there shall be 80,000 shares of our common stock reserved for issuance upon the exercise of options granted under the plan, and that the number of shares for which options may be granted shall not exceed that number.

The Option Plan Amendment amends the first sentence of Section 4 of the plan in its entirety to read as follows:

“There shall be reserved for issuance upon the exercise of Options granted under the Plan, two hundred thousand (200,000) (post-reverse-split) shares of Common Stock, which may be either authorized but unissued shares of the Corporation, or issued shares heretofore or hereafter reacquired by the Corporation and held as treasury shares.”

For the Option Plan Amendment to be approved, the holders of the outstanding shares of common stock of MISCOR must cast more votes favoring the Option Plan Amendment than votes cast opposing it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

The following summary of the 2005 Stock Option Plan is qualified by and subject to the more complete information set forth in the 2005 Stock Option Plan, a copy of which is attached as Appendix A to this proxy statement.

The Board of Directors recommends that shareholders vote FOR the approval of the Option Plan Amendment.

Reasons for the Option Plan Amendment

The Option Plan Amendment is intended to ensure that a sufficient reserve of shares of our common stock remains available under the plan to allow us to continue to use equity incentives to attract and retain the services of key individuals essential to our long-term growth and success. We rely on equity incentives in the form of stock option grants in order to attract and retain officers, directors and other key employees, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent.

Material Features of the 2005 Stock Option Plan

General.  The purpose of the 2005 Stock Option Plan is to provide certain key executive employees of MISCOR and its subsidiaries and members of the Board of Directors who are instrumental in the management and operation of the business of MISCOR an opportunity to acquire shares of our common stock, thereby providing them with an increased incentive to work for the success of MISCOR and to enable the company to attract and retain capable key executive employees and directors. The options issued pursuant to the plan are intended either to be qualified Incentive Stock Options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options that do not qualify as ISOs. Set forth below is a summary of the material features of the plan, which is qualified in its entirety by reference to the terms and conditions of the plan. If requested, we will provide, without charge, to each person to whom this proxy statement is delivered, a copy of the 2005 Stock Option Plan. Any such request should be directed as follows:  MISCOR Group, Ltd., 1125 S. Walnut Street, South Bend, Indiana 46619, Attention: James M. Lewis, General Counsel.

Administration.  The Compensation Committee of our Board of Directors administers the 2005 Stock Option Plan and has the sole and exclusive authority to determine the employees to whom options may be granted, whether the option granted is an ISO or a non-qualified stock option, the date of option grants, the number of shares of our common stock subject to any option, the manner, time, and rate of exercise of each option, the exercise price of an option, and the terms and conditions of any agreement with a participant by which options are evidenced. The Compensation Committee may prescribe, amend, and rescind rules and regulations relating to the plan. All determinations made by the Compensation Committee are final, conclusive, and binding. Our Board of Directors appoints the Compensation Committee, which is required to be comprised of at least two members of the Board of Directors. The term of office of a member of the Compensation Committee is one year, and the members serve at the pleasure of the Board of Directors.

Persons Eligible to Participate.  Under the 2005 Stock Option Plan, members of our Board of Directors are eligible to receive grants of non-qualified stock options, while executive employees of MISCOR or any of its subsidiaries who, in the determination of the Compensation Committee, are materially responsible for the management and operation of the business of MISCOR are eligible to receive either grants of ISOs and/or non-qualified stock options. Such persons may be granted more than one option under the plan. Notwithstanding the foregoing, no person who owns (after application of the ownership rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our common stock (a “10% Shareholder”) may be granted an ISO under the plan, unless at the time the ISO is granted the exercise price for the option is at least 110% of the fair market value of the common stock subject to the ISO. As of the Record Date, there were three members of our Board of Directors eligible to receive grants of non-qualified stock options under the plan and approximately seven executive employees of MISCOR eligible to receive either grants of ISOs and/or non-qualified stock options under the plan.

Number of Shares Under the Plan.  Our Board of Directors initially reserved 2,000,000 shares of our common stock for issuance upon the exercise of options under the 2005 Stock Option Plan.  As a result of the Reverse Stock Split, this amount was adjusted downward, and at present, the number of shares reserved for issuance upon the exercise of options under the plan is 80,000. Upon the adoption of the Option Plan Amendment there will be 200,000 shares available for issuance under the plan. As of the Record Date, the last reported sale price of our common stock as quoted on the OTC Bulletin Board was $9.00 per share. As a result, as of the Record Date, the market value of the shares of our common stock presently underlying the options available for issuance under the plan was $57,600. Assuming the Option Plan Amendment was in effect as of the Record Date, the market value of the shares underlying options available for issuance under the plan would be $1,137,600. Shares issued under the plan may be authorized but unissued shares of MISCOR or treasury shares. If options granted under the plan expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to the options will become available for other option grants under the plan, unless the plan has been terminated. If there is any change in our outstanding shares of common stock due to a reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change in the nature of our shares of common stock, the Compensation Committee must determine what changes, if any, are appropriate in the number and kind of shares reserved under the plan, in the number of shares which may be issued to any individual in any calendar year, and in the exercise price of, and the number and kind of shares covered by, outstanding options granted under the plan.

Exercise of Options.  Each grant of an option is evidenced by an option agreement between the participant and MISCOR. The option agreement sets forth the price set by the Compensation Committee at which our shares may be purchased upon exercise of the option. The exercise price must not be less than 100% of the fair market value of the shares of common stock underlying the option on the date such option is granted. If an ISO is granted to a 10% Shareholder, then the exercise price of such option must be at least 110% of the fair market value of the shares subject to the ISO at the time the option is granted. The exercise price of any option granted under the plan is subject to adjustment by the Compensation Committee for corporate changes affecting our outstanding shares of common stock, such as a recapitalization, stock-split, or similar transaction. However, other than in connection with such corporate changes, the Compensation Committee may not decrease the exercise price of an option, either directly or indirectly, but the committee is not prevented from granting an additional option which has a higher exercise price. The exercise price for each share of common stock purchased upon the exercise of an option must be paid in full in cash upon exercise, unless the Compensation Committee specifically agrees to another form or term of payment (which, with respect to an ISO, must comply with the requirements of Section 422 of the Code). No fractional shares are issued upon the exercise of options. If a fractional share otherwise would be issuable to a participant, we will pay cash in lieu of the fractional share. To exercise an option, a participant must give written notice to MISCOR in a form satisfactory to the Compensation Committee together with full payment of the exercise price.

Options granted under the plan are exercisable in full or in installments, equal or unequal, at such times and subject to such restrictions and conditions as the Compensation Committee may in each instance approve, which need not be the same for each grant or participant. However, in no event may an option granted under the plan be exercisable after five (5) years from the date on which the option is granted. All options will be accelerated and become fully exercisable if (1) with respect to participants who are directors of MISCOR, the participant’s service on the Board terminates other than for certain acts or omissions constituting corporate malfeasance which are materially detrimental to MISCOR, (2) with respect to employees of MISCOR, the participant’s employment is terminated by the participant for good reason, by MISCOR without cause, after the participant attains age 65, the participant becomes disabled, or due to the participant’s death, or (3) there is a change of control of MISCOR. Notwithstanding the foregoing, the Compensation Committee may elect to cash-out a participant’s options upon a termination based on death, disability, or retirement.

Federal Income Tax Consequences.  The following discussion is a very general discussion of the federal income tax consequences as of the date hereof with respect to awards granted under the Option Plan. It should be understood that this discussion is not exhaustive and that special rules may apply with respect to situations not specifically discussed herein.

The grant of an ISO under the 2005 Stock Option Plan has no immediate federal tax consequences to a participant or MISCOR. Moreover, upon the exercise of the ISO within the exercise period, the exercise of the option generally has no federal income tax consequences either to the participant or MISCOR. If a participant exercises ISOs for cash within the required exercise period, the participant’s tax basis in the shares acquired equals the exercise price. Upon the sale of the shares acquired upon the exercise of ISOs, any capital gain or loss recognized is taxed to the participant at long-term rates, so long as the participant held the shares for the greater of two years after the grant of the option or one year after the exercise of the option (the “Holding Period”). MISCOR does not receive a deduction for any capital gains a participant is required to include in his gross income as a result of such sales.

If a participant sells or otherwise disposes of shares acquired upon the exercise of ISOs before the expiration of the Holding Period, then the participant generally realizes, in the year of the sale, taxable ordinary income equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the exercise price for such shares, or (b) the gain realized upon the sale or disposition of the shares. MISCOR is entitled to a corresponding tax deduction for the amount of ordinary income the participant realizes. If the ordinary income the participant realizes is based on the difference between the fair market value and exercise price of the shares, the participant realizes additional gain if the proceeds from the sale of the shares exceed the amount of the ordinary income realized. To the extent the shares constitute a capital asset in the participant’s hands, any additional gain or loss realized upon the sale or disposition of such shares generally is taxable to the participant as long- or short-term capital gain or loss depending on how long the shares were held. For purposes of determining whether shares acquired pursuant to the exercise of an ISO have been disposed of prior to the expiration of the Holding Period, a “disposition” includes a sale, exchange, gift, or transfer of legal title to the shares, but generally does not include a transfer from a decedent to an estate, a transfer by bequest or inheritance, a pledge, or transfers pursuant to like-kind exchanges or corporate reorganizations. Also, the exercise of an ISO may subject the participant to the alternative minimum tax depending on the participant’s particular circumstances.

The grant of a non-qualified stock option under the 2005 Stock Option Plan generally has no immediate tax consequences either to the participant or MISCOR. However, the participant generally realizes ordinary income at the time the non-qualified option is exercised in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price for such shares, and MISCOR is entitled to a corresponding tax deduction. If the participant exercises the non-qualified option for cash, the participant’s tax basis in the shares acquired will equal the exercise price plus the amount of ordinary income required to be recognized upon the exercise of the options. To the extent the shares acquired upon the exercise of the non-qualified options constitute a capital asset in the hands of the participant, upon the sale or disposition of the shares the difference between the amount received and the fair market value of the shares upon exercise of the options will be treated as long- or short-term capital gain or loss, depending on how long the shares were held.

Amendment and Termination of the Plan.  The 2005 Stock Option Plan became effective on September 1, 2005. The plan will continue indefinitely, provided that our Board of Directors may terminate the plan at any time as it deems advisable. However, the plan provides that no ISO may be granted after September 1, 2010. The Board of Directors may amend the plan at any time. However, without the approval of our shareholders, the Board may not amend the plan to (1) increase the number of shares of our common stock reserved for issuance upon the exercise of options under the plan, or (2) extend the exercise period of an option granted under the plan beyond 10 years from the date the option was granted. In addition, no plan amendment may result in any changes to a participant’s outstanding options that adversely affect the participant’s rights without the participant’s consent.

Interests of Certain Persons in the Action Taken

Each of our directors and officers is a potential recipient of option grants under the 2005 Stock Option Plan. While as of the date this proxy statement is first sent to security holders the Compensation Committee has not committed to grant any additional options to any director or officer not otherwise disclosed herein, we expect that the committee will continue to grant options to such participants in accordance with our current compensation policies. Consequently, the increase in the number of shares available for issuance upon the exercise of options pursuant to the Option Plan Amendment may result in additional option grants being made to our directors and officers.

Amount of Options Received

The table below shows the amount of options received under the Option Plan as of the Record Date by our Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, the director nominee, and all employees who are not executive officers as a group.

2005 Stock Option Plan
Name and position	Number of units*
John A. Martell Chairman of the Board, President and Chief Executive Officer	–
Richard J. Mullin Vice President, Treasurer and Chief Financial Officer	8,000
James M. Lewis Vice President, Secretary and General Counsel	6,000
Richard A. Tamborski Director Nominee	2,000
Executive Group	35,000
Non-Executive Director Group	12,000
Non-Executive Officer Employee Group	40,800
____________________________

*	Gives effect to the 1-for-25 Reverse Stock Split approved by our Board of Directors on November 30, 2007, and which became effective on January 14, 2008.

New Plan Benefits

Directors and executive employees of MISCOR or any of its subsidiaries who will participate in the Option Plan, as amended, in the future, and the amounts of their option grants, are to be determined by the Compensation Committee. Although the committee intends to make grants of options to eligible participants from time to time, the amount of options to be granted in the future has not yet been determined. Therefore, it is not possible to state the terms of any individual grants which may be made under the Option Plan, as amended, or the names or positions of, or respective amounts allocable to, any participant in the Option Plan, as amended.

Proposal 4:  Amendment to MISCOR Group, Ltd., Employee Stock Purchase Plan

General

On February 7, 2008, the Board of Directors approved, subject to shareholder approval, amendments (the “ESPP Amendments”) to our Employee Stock Purchase Plan (the “ESPP”) to (i) amend the definition of “Committee” such that, in addition to the Compensation Committee, our Board of Directors or another committee designated by the Board may act as the administrator of the plan; and (ii) amend the definition of “Eligible Employee” to clarify that employees of entities acquired by MISCOR on or after February 7, 2008, shall be given credit for the period of time they were employed by the acquired entity for plan eligibility purposes.

The first ESPP Amendment amends Section 2.01(e) of the ESPP in its entirety to read as follows:

“(e)           “Committee” means (i) the Compensation Committee of the Board of Directors, or (ii) another committee of the Board of Directors designated by the Board of Directors to act as the Committee for purposes of this Plan, or (iii) the Board of Directors if it determines that it shall act as the Committee for purposes of this Plan.”

The second ESPP Amendment amends Section 2.01(j) of the plan in its entirety to read as follows:

“(j)             “Eligible Employee” means any person employed by the Corporation or any of its subsidiaries or controlled entities (as designated by the Committee) except for:

(1)  employees who have been employed less than six (6) months;

(2)  employees whose customary employment is twenty (20) hours or less per week; or

(3)  any officer of the Corporation who is also a “highly compensated employee” within the meaning of the Code Section 414(q).

With respect to any individual who first becomes employed after February 7, 2008, in applying the six-month employment requirement of Section 2.01(j)(1) above, such employee’s period of employment shall include any period of employment with any employer acquired by the Corporation.”

For the ESPP Amendments to be approved, the holders of the outstanding shares of common stock of MISCOR must cast more votes favoring the amendments than votes cast opposing them. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

The following summary of the ESPP is qualified by and subject to the more complete information set forth in the ESPP, a copy of which is attached as Appendix B to this proxy statement.

The Board of Directors recommends that shareholders vote FOR the approval of the ESPP Amendments.

Reasons for the ESPP Amendments

The amendment to the definition of “Committee” under the ESPP is being proposed to provide more flexibility as to who may act as administrator of the plan. Under the ESPP as currently written, the Compensation Committee must consist of at least two independent directors for the committee to be authorized to act as the administrator of the plan. In the event that a member of the committee becomes an employee of MISCOR or otherwise fails to maintain his status as an independent director, it is unclear as to who is authorized to act as administrator of the ESPP under the plan as currently written.  Amending the definition of “Committee” to include another committee designated by the Board or the Board itself will clarify who may act as administrator of the ESPP under these circumstances, and also will provide the Board with additional flexibility to specify an administrator other than the Compensation Committee if it so chooses.

The amendment to the definition of “Eligible Employee” under the ESPP is being proposed to ensure that employees of entities acquired by MISCOR after February 7, 2008, will be given credit for the period of time they worked for the acquired entity for plan eligibility purposes. Under the plan as currently written, an employee of an acquired entity must be employed by MISCOR for six months after the date of acquisition for the employee to be eligible to participate in the ESPP. An employee of an acquired entity does not receive credit for time worked for the prior employer, even if the employee worked for the employer for six months or more before being acquired by MISCOR. Amending the plan as proposed would permit these acquired employees to participate in the plan on the same basis as our other employees who have worked for MISCOR on a continuous basis.

Material Features of the ESPP

General.  We believe that our employees are key to meeting the demands of our intensely competitive market. Therefore, to reward our employees for making us a leader in our industry, we established the ESPP to provide eligible employees the ability to purchase our common stock at a discount. The ESPP is a tax-qualified employee stock purchase plan that allows our eligible employees (including employees of our subsidiaries) to share in our financial successes and to expand their ownership in our company. The plan gives all eligible employees the opportunity to buy shares of our common stock at a discounted price. Set forth below is a summary of the material features of the ESPP, which is qualified in its entirety by reference to the terms and conditions of the ESPP. If requested, we will provide, without charge, to each person to whom this proxy statement is delivered, a copy of the ESPP. Any such request should be directed as follows:  MISCOR Group, Ltd., 1125 S. Walnut Street, South Bend, Indiana 46619, Attention: James M. Lewis, General Counsel.

Administration.  The Compensation Committee of our Board of Directors has the authority to take any and all actions necessary to implement, administer and interpret the ESPP. The committee may prescribe, amend and rescind rules and regulations relating to the plan. All determinations made by the committee are final, conclusive and binding. The Compensation Committee has delegated the day-to-day administration of the plan to an Administrative Committee comprised of John A. Martell, Richard J. Mullin, James M. Lewis, and Judith A. Poelvoorde. The committee has also engaged Allecon Stock Associates, LLC, to assist with the day-to-day administration of the plan and to serve as the plan custodian.

Persons Eligible to Participate.  As currently written, the ESPP provides that each of our employees (including employees of our current subsidiaries and any future subsidiaries added to the plan by the Compensation Committee) may elect at any time to participate in the plan, so long as the employee:

•	has been employed by MISCOR for at least six (6) months;
•	customarily works more than 20 hours per week; and
•	does not own securities representing 5% or more of the total voting power of the company.

These eligibility provisions are the subject of one of the proposed amendments to the ESPP.  See “– General” above. Eligible employees may elect to participate in the plan by enrolling with the plan administrator during one of four offering periods during each calendar year. The offering periods correspond to each quarter during the calendar year. Once enrolled, a participant will remain enrolled for all subsequent offering periods at the same contribution rate unless the participant discontinues participation in the plan.

An employee may discontinue participation in the ESPP at any time. Upon discontinuation, MISCOR will refund the amount in the participant’s payroll deduction account, and the participant may elect (1) to have his or her shares sold and the proceeds, after expenses, remitted, (2) to maintain the shares credited to the account, or (3) to receive a certificate for shares held in the account. Upon termination of employment, an employee’s participation in the plan will end as soon as administratively practicable, and MISCOR will refund any contributions credited to an employee’s account. For shares owned in an employee’s account, MISCOR will forward to the employee the number of shares credited to the account.

Number of Shares Under the Plan.  Our Board initially reserved 16,000,000 shares of our common stock for issuance under the ESPP.  As a result of the Reverse Stock Split, this amount was adjusted downward, and at present, the number of shares reserved for issuance under the plan is 640,000. The maximum number of shares of our common stock that participants may purchase under the plan in any one calendar year is 64,000 shares (increased annually by the number of shares offered but not purchased in previous years). If there is any stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which MISCOR is the surviving corporation, or any other change in our capital stock, the Compensation Committee will make the appropriate increase or decrease in the number of shares and the selling price of our common stock that may be delivered under the plan and will make any other changes to the plan that it deems appropriate.

Contributions by Participants.  Participants make contributions to the plan by authorizing MISCOR to make regular payroll deductions from the participant’s total compensation, on an after-tax basis. Each participant may elect a minimum deduction of 2% of compensation and a maximum deduction of 8%. Deductions must be in increments of 1% of compensation. In any plan year, a participant’s total deductions under the plan may not exceed $5,000. A participant may change contribution percentages or suspend contributions only one time per quarter.

Purchase and Sale of MISCOR Stock Under the Plan.  During each offering period in which an employee is enrolled in the ESPP, MISCOR credits deductions from the employee’s compensation in book entry form to an account established for the employee. At the end of each offering period, MISCOR uses all contributions in an employee’s account to purchase shares of our common stock. MISCOR purchases the shares at 90% of the fair market value of the common stock on the first day of the offering period or on the last day of the offering period, whichever is less. So long as our common stock continues to be quoted on the OTC Bulletin Board, the fair market value of the common stock will be the average of the high and low selling prices as reported on the OTC Bulletin Board on the applicable date. If our common stock becomes listed on a national exchange, the fair market value of our common stock would be the closing price of the common stock on the applicable date. If our common stock is neither quoted on the OTC Bulletin Board nor listed on a national exchange, the Compensation Committee will determine the fair market value of the common stock in accordance with applicable Treasury regulations. MISCOR pays the transaction expenses incurred by the plan in acquiring the shares of our common stock.  Once acquired, the number of shares of our common stock acquired are credited in book entry form to an employee’s account usually 7 to 10 days after the end of each offering period. In any plan year, the maximum number of shares of our common stock that a participant may purchase through the ESPP is the number of shares having a fair market value of $25,000.

A participant will receive dividends on shares purchased under the plan if and when declared by the Board. If the dividends are cash dividends, then MISCOR credits the amount of the dividend to the employee’s account and uses the money to acquire shares of our common stock at the end of the offering period. If the dividends are stock dividends, then MISCOR credits the common stock to the employee’s account.

A participant may sell the shares of our common stock that have been purchased through the plan at any time after the shares are deposited in the participant’s account, subject to trading restrictions during blackout periods and any restrictions under applicable federal or state securities laws. Unless otherwise specified by the participant, MISCOR first sells the shares in the participant’s account that were purchased first.

Amendment and Termination of the Plan.  The ESPP became effective on March 23, 2007, and will terminate on the earlier of December 31, 2016 or the date that participants in the plan become entitled to purchase more shares of our common stock than the number of shares that we have reserved for issuance under the plan. Also, our Board of Directors may terminate the Plan at any time, and termination by the Board would be effective immediately after the end of the next purchase date. The Board also may amend the ESPP at any time. Our shareholders must approve any amendment by the Board that increases the number of shares of our common stock that may be purchased under the plan, changes the class of shares that may be purchased under the plan, changes the designation of the persons or class of persons eligible to participate under the plan, or changes the purchase price of our common stock under the plan.

Interests of Certain Persons in the Action Taken

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the actions taken by the Board of Directors or to be taken by the shareholders with respect to the approval of the ESPP Amendments that is not shared by all other shareholders.

New Plan Benefits

Employees of MISCOR or any of its subsidiaries who will participate in the ESPP, as amended, in the future, and the amounts of our common stock purchased under the plan, are to be determined by the Compensation Committee and, in the case of stock purchases, by MISCOR and the participants themselves, subject to the restrictions set forth in the plan. Although we intend to continue to make stock purchases for the accounts of participants under the plan, the amount of such purchases to be made in the future are subject to the election of the participants, among other factors, and has not yet been determined. Therefore, it is not possible to state the terms of any individual allocations which may be made under the ESPP, as amended, or the names or positions of, or respective amounts allocable to, any participant in the plan, as amended.

Proposal 5:  Ratification of Auditors

The Board of Directors recommends that the shareholders ratify the Board’s selection of Asher & Company, Ltd. (“Asher”) as our independent registered public accounting firm to audit the consolidated financial statements of MISCOR and our subsidiaries for the fiscal year ending December 31, 2008. A representative from Asher is expected to be available by teleconference during the meeting to make a statement if he desires to do so and to respond to appropriate questions.

The appointment of Asher will be ratified if holders of outstanding shares of our common stock cast more votes favoring the proposal than votes cast opposing the proposal. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal. If the shareholders fail to ratify the appointment, the Board of Directors will consider a change in auditors for the next year. Even if the shareholders ratify the Board’s selection of Asher, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that a change would be in the best interest of MISCOR and our shareholders.

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Asher & Company, Ltd. as independent auditors.

Independent Registered Public Accounting Firm

Accountants

Our Board of Directors has determined to retain Asher & Company, Ltd. as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2008.

Fees

The following is a description of fees billed to us by Asher during the last two fiscal years.

Audit Fees.  Audit fees include fees for the annual audit of our consolidated financial statements in 2006 and 2007, review of interim financial statements included in our quarterly reports on Form 10-Q during 2007, review of registration statements filed with the SEC in 2006 and 2007, and the issuance of consents. In addition, during 2006 Asher audited the financial statements of our subsidiary Martell Electric, LLC, which was required in connection with our bids on electrical contracting work for the states of Indiana and Michigan. Asher billed us aggregate audit fees of $165,000 for the year ended December 31, 2007, and $173,000 for the year ended December 31, 2006.

Audit-Related Fees.  In 2007 and 2006, Asher audited the financial statements of Ideal Consolidated, Inc., and E.T. Smith Services of Alabama, Inc., respectively, which we were required to file with the SEC in connection with our acquisitions of these companies. For these services, Asher billed us aggregate audit-related fees of $56,000 for the year ended December 31, 2007 and $91,000 for the year ended December 31, 2006.

Tax Fees.  Asher did not bill us for any tax services for the years ended December 31, 2007 and 2006.

All Other Fees.  Asher did not bill us for any other fees for the years ended December 31, 2007 and 2006.

Pre-Approval Policies and Procedures

Our Board of Directors approves in advance all audit, audit-related, tax and other services performed by our independent registered public accounting firm.

Other Business

Except as set forth in this proxy statement, our management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of our Board of Directors on those matters, and discretionary authority to do so is included in the proxy.

We will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the meeting. We will reimburse brokers and other nominees for costs they incur in mailing proxy materials to beneficial owners in accordance with applicable rules. We do not expect any directors, officers or employees to solicit proxies by telephone, electronically or by other means of communication. If our directors, officers or employees were to solicit proxies, they would receive no additional compensation for their services.

Deadline for Submitting Shareholder Proposals

If you are a shareholder and wish to have a proposal presented at our 2009 Annual Meeting of Shareholders and included in the proxy statement and form of proxy relating to that meeting, you must submit the proposal in writing at least 120 days before April 25, 2009 (which is December 27, 2008) and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934. You should send the proposal to the attention of our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619.

If you are a shareholder and wish to have a proposal presented at our 2009 Annual Meeting of Shareholders, but not included in the related proxy statement and form of proxy, you must submit the proposal in writing at least 120 days before the meeting date. If we give notice of or publicly disclose the meeting date less than 130 days before the meeting, a shareholder proposal will be considered timely if we receive written notice of the proposal no later than 10 days after we mailed notice of or publicly disclosed the meeting date. If we hold the meeting on the date described in our By-Laws (the first Tuesday in May), it will be deemed to have been publicly disclosed. If we receive notice of a shareholder proposal after the date described above, the proxy card for the 2009 Annual Meeting of Shareholders will give the designated proxy holder discretionary authority to vote as he or she deems appropriate, even though there is no discussion of the proposal in our proxy statement for that annual meeting.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

•	the shareholder’s name, record address, and beneficial ownership of shares of our common stock;
•	a brief description of the business the shareholder desires to bring before the meeting; and
•	any material interest of the shareholder in the proposal.

Director Nominations by Shareholders

Shareholders may nominate persons for election as directors if they follow the procedures in our By-Laws. Pursuant to Section 12 of Article III of our By-Laws, a shareholder entitled to vote for the election of directors may nominate persons for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Secretary at least 120 days before the date of the meeting of our shareholders called for the election of directors. Director nominations proposed by shareholders to be made at the 2009 Annual Meeting must be received by our Secretary on or before January 16, 2009. Pursuant to our By-Laws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of MISCOR must contain the following items:

•	The shareholder’s name, record address, and beneficial ownership of shares of our common stock,
•	The name of each person to be nominated,
•	The name, age, business address, residential address, and principal occupation or employment of each nominee,
•	Each nominee’s signed consent to serve as a director of MISCOR, if elected,
•	The number of shares of our common stock beneficially owned by each nominee,
•	A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and
•	Any other information concerning the nominee that would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

We will furnish a copy of the our By-Laws specifying the nomination requirements to any shareholder upon written request to our Secretary.

Incorporation by Reference

The section in this proxy statement entitled “Board of Directors Report on Audit Matters” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the section into another filing by reference.

Appendix A

MISCOR Group, Ltd.

2005 STOCK OPTION PLAN

1.           Purpose.    The purpose of the MISCOR Group, Ltd. 2005 Stock Option Plan (the “Plan”) is to provide certain key executives of MISCOR Group, Ltd. (the “Corporation”) and/or any of its subsidiaries (collectively, “MISCOR”), all of whom are instrumental in the management and operation of the business of MISCOR, an opportunity to acquire shares of the common stock of the Corporation (“Common Stock”), thereby providing them with an increased incentive to work for the success of MISCOR and to enable MISCOR to attract and retain capable key executives.  An executive officer may acquire shares of Common Stock by exercising one or more options to acquire Common Stock (each, an “Option”) granted to such executive officer in accordance with this Plan.  It is intended that Options issued pursuant to this Plan shall constitute either:  (a) a qualified Incentive Stock Option (“ISO”) within the meaning § 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) a non-qualified Stock Option (“NQSO”) which will include all other Options issued under this Plan that do not qualify as an ISO under § 422 of the Code.  An NQSO (but not an ISO) may be issued to a member of the Corporation’s Board of Directors to the extent provided herein.

2.           Administration of the Plan.    The Plan shall be administered by the Corporation’s Board of Directors (“Board”) or by a Committee of Directors appointed by the Board to administer the Plan (the “Committee”).  As used herein, the term “Board” shall be understood to refer to the Board if no Committee has been appointed, or shall be understood to refer to the Committee if the Board has appointed a Committee to administer the Plan.  The Board may act either at a meeting at which a majority of the members of the Board are present or by a written consent signed by all members of the Board.  The Board shall have the sole and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

(a)           the employees (and/or members of the Board for NQSO’s) to whom Options may be granted;

(b)           whether the Option granted is an ISO or a NQSO (Board members may only receive NQSO’s);

(c)           the date when an Option shall be granted hereunder;

(d)           the number of shares of Common Stock subject to, and the expiration date of any Option, which expiration date shall not exceed five (5) years from the date of grant;

(e)           the manner, time and rate (cumulative or otherwise) of exercise of each Option;

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(f)           the price to be paid per share of Common Stock upon the exercise of each Option (the “Exercise Price”), which shall not be less than the fair market value of such Common Stock on the date such Option is granted; and

(g)           the terms and conditions of the respective agreements by which Options shall be evidenced.

The Board shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the implementation and administration of the Plan.

3.           Eligibility.    The Board, consistent with the purposes of the Plan, may grant (a) NQSO’s to one or more Members of the Board, and (b) ISO’s and/or NQSO’s to executive employees of MISCOR, who in the Board’s discretion, are materially responsible for the management and operation of the business of MISCOR (each, an “Optionee”).  Subject to the provisions of Section 5 hereof, an individual who has been granted an Option under the Plan, if he or she is otherwise eligible, may be granted an additional Option or Options if the Board shall so determine.

4.           Stock Subject to the Plan.    There shall be reserved for issuance upon the exercise of Options granted under the Plan, two million (2,000,000) shares of Common Stock, which may be either authorized but unissued shares of the Corporation, or issued shares heretofore or hereafter reacquired by the Corporation and held as treasury shares.  Subject to Section 7 hereof, the number of shares for which Options may be granted under the Plan shall not exceed the number of shares set forth in this Section.  If any Option expires or terminates for any reason without having been exercised in full, the shares subject thereto (which have not been purchased) shall become available for other Options under the Plan, unless the Plan has terminated.

5.           General Terms and Conditions of Option.    Each Option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Board may deem appropriate in each case:

(a)           Type of Option.  Each Option shall indicate whether it is intended to be an ISO or a NQSO.  Employees may receive an ISO or a NQSO; Board Members may only receive a NQSO.  To the extent it is designated as an ISO, it is understood that all requirements of the Code in order to qualify the Option as an ISO must be met.

(b)           Option Price.  Each Option shall state an Exercise Price, which shall be not less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the Option.  With respect to each Option that is an ISO, in no event may any person who owns (after application of the ownership rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of Common Stock of the Corporation be granted an ISO hereunder unless at the time such ISO is granted the Exercise Price is at least 110% of the fair market value of the Common Stock subject to the ISO.

(c)           Term of Option.  An Option shall not be exercisable after the expiration of such period as shall be fixed by the Board at the time such Option is granted, and in no event, shall such period exceed five (5) years from the date on which such Option is granted.

(d)           Payment of Exercise Price.  The Exercise Price for each share of Common Stock purchased upon exercise of an Option shall be paid in full in cash at the time of such exercise, unless the Board specifically agrees to another form or term for payment (with respect to any ISO, payment terms must comply with the requirements of Section 422 of the Code).  The Board shall have the authority to grant Options exercisable in full at any time during their term, or exercisable in such installments, equal or non-equal, as the Board shall determine.

(e)           Termination of Option.

(i)           Employee Optionees.  If an Employee Optionee prior to age 65 terminates his or her employment with MISCOR for any reason other than death, “Disability” or “Good Reason” (as defined in 5(k) below), or is involuntarily terminated by MISCOR for “Cause” (as defined in 5(k) below), any Options held by such Optionee and not exercised as of the date immediately preceding such date of termination shall be deemed canceled and no longer exercisable.  A leave of absence approved by the Board shall not constitute cessation of employment.  In the event of termination of an Employee Optionee’s employment: (i) by the Optionee for Good Reason, (ii) by MISCOR without Cause, (iii) after attaining age 65, or (iv) due to death, the Optionee shall have a three (3) month period after termination to exercise the Option as provided in Section 6(c) hereof; in the event of termination due to Disability the Optionee shall have one (1) year following termination of employment to exercise the Option as provided in Section 6(c) hereof.

(ii)           Board Member Optionees.  If the Board or the shareholders of the Corporation remove a Board Member Optionee prior to the end of his or her term for any reason that the Board or shareholders determine to be actions or omissions by the Board Member that were materially detrimental to the Corporation and/or constituted a failure by the Board Member to perform his or her duties to the Corporation in accordance with the standards of conduct set forth in Ind. Code § 23-1-35-1, then any unexercised Options held by such Optionee as of the date immediately preceding the effective date of such removal from the Board shall be deemed cancelled and no longer exercisable; a termination for the reasons set forth in this sentence shall be referred to herein as a “Malfeasance Termination”.  In the event of termination of a Board Member Optionee’s service on the Board for any reason other than a Malfeasance Termination, the Board Member

Optionee shall have a three month period after termination as a Board Member to exercise the Option as provided in Section 6(c) hereof.

(f)           Nontransferability of Option.  An Option under this Plan may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, except that an option may be transferred by the Optionee to a revocable trust, or any other trust qualifying as a “grantor trust” under Sections 671-677 of the Code, to be held during the lifetime of the Optionee for his or her benefit.  During the lifetime of the Optionee an Option shall be exercised only by the Optionee under this Plan.

(g)           Investment Representations.  Unless the transfer of shares of Common Stock subject to an Option is registered under applicable federal and state securities laws, by accepting an Option, each Optionee shall be deemed to agree that any Option granted to the Optionee and any and all shares of Common Stock purchased upon the exercise of the Option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an Option shall be accompanied by a representation in writing, signed by the Optionee or the Optionee’s legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee’s legal representatives for distribution, but not for sale, to the Optionee’s legal heirs, legatees and other testamentary beneficiaries).  Any shares issued pursuant to an exercise of an option will bear a legend evidencing such representations and restrictions.

(h)           Maximum ISOs.  The aggregate fair market value (determined as of the time the Option is granted) of Common Stock subject to ISOs that are exercisable for the first time by an employee during any calendar year under the Plan or any other plan of MISCOR shall not exceed $100,000.  For this purpose, the fair market value of such shares shall be determined as of the date the Option is granted and shall be computed in such manner as shall be determined by the Board, consistent with the requirements of Section 422 of the Code.  If the immediate exercisability of ISOs arising from the death or Disability of an Optionee or liquidation or merger of the Corporation (or any other event under this Plan that causes an ISO to be immediately exercisable) would cause this $100,000 limitation to be exceeded for an Optionee, such ISOs shall automatically be converted into NQSOs as of the date on which such ISOs become exercisable but only to the extent necessary to comply with the $100,000 limitation.

(i)           Agreement.  Each Option shall be evidenced by an agreement (“Option Agreement”) between the Optionee and the Corporation.  With respect to ISOs, the Optionee generally may not sell or transfer the shares of Common Stock received upon exercise of the Option to the extent such sale or transfer takes place prior to the later of (a) two (2) years from the date of grant of the Option or (b) one (1) year from the date of exercise of the Option.  The Option Agreement shall include the

Option term and exercise conditions, in addition to such other terms, conditions and restrictions which the Board, in its discretion, deems appropriate.

(j)           Certificates.  The certificate or certificates for the shares issuable upon an exercise of an Option shall be issued as promptly as practicable after such exercise.  An Optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an Option until the date of issuance of a stock certificate for such shares.  In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an Option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.

(k)           Definitions.

(i)           Termination for “Cause” shall be defined as termination of employment of the Optionee by MISCOR for any of the following reasons:

(a)           Optionee’s conviction of any felony (whether or not involving MISCOR) which constitutes a crime of moral turpitude or which is punishable by imprisonment in a state or federal correction facility;

(b)           Actions by Optionee involving willful malfeasance or gross negligence;

(c)           Optionee’s commission of an act of fraud or dishonesty, whether prior or subsequent to the date hereof, upon MISCOR;

(d)           Optionee’s failure to perform his duties as an employee to the reasonable satisfaction of the Board or other material breach of the terms and conditions of his employment; provided that termination of Optionee’s employment pursuant to this subparagraph (d) shall not constitute valid termination for “Cause” unless Optionee shall have first received written notice from MISCOR stating the nature of the material breach, failure or refusal and affording Optionee at least ten (10) days to correct such breach, failure or refusal to the satisfaction of the Board; or

(e)           Optionee’s willful violation of any reasonable rule or regulation applicable to all senior executives if such violation is not cured to the satisfaction of the Board promptly following notice to Optionee.

(ii)           The term “Disability” shall mean a mental or physical condition which, in the opinion of a licensed physician selected by the

Board, prevents the Optionee from engaging in the principal duties of his or her employment with MISCOR and is either:  (a) a permanent disability that is likely to result in the death of the Optionee, or (b) a disability that has continued for at least 6 months and which is likely to continue for a lengthy or indefinite period.

(iii)           “Good Reason” means termination of employment by an Optionee due to one of the following:  (a) the failure of MISCOR to pay any amount due to Optionee as an employee, which failure persists for fifteen (15) days after written notice of such failure has been received by MISCOR; (b) any material reduction in Optionee’s title or a material reduction in Optionee’s duties or responsibilities (unless such reduction is for Cause); (c) any material adverse change in Optionee’s base salary (unless such reduction is for Cause) and/or any material adverse change in Optionee’s benefits (other than changes that affect other management employees of MISCOR to the same or comparable extent); (d) any relocation of the premises at which Optionee works to a location more than 25 miles from such location, without Optionee’s consent; or (e) MISCOR’s material breach of any written employment agreement between Optionee and MISCOR, which breach has not been cured within 15 days of written notice from Optionee specifying in reasonable detail the nature of such breach.

(l)           No Right to Continued Service.  Nothing in the Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of MISCOR or affect any rights MISCOR may have to terminate the Optionee’s service at any time.

6.           Exercise of Options.

(a)           Except as otherwise provided in Section 6(c), an Option granted under the Plan shall be exercisable only during the lifetime of the Optionee to whom such Option was granted and only by the Optionee; provided that the Optionee has maintained Continuous Service with MISCOR since the date of grant of such Option.  For purposes of this Section 6, the term “Continuous Service” means the absence of any interruption or termination of service as an officer or employee of MISCOR.  Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board.

(b)           To exercise an Option under the Plan, the Optionee to whom such Option was granted shall give written notice to the Corporation in a form satisfactory to the Board (and, if partial exercises have been permitted by the Board, by specifying the number of shares of Common Stock with respect to which the Optionee elects to exercise such Option) together with full payment of the Exercise Price to the extent required under Section 5(d) of this Plan and/or under the Option Agreement.  The date of exercise shall be on the date on which such notice is actually received by the Corporation.

(c)           In the event of a Board Member Optionee’s Board service termination for reasons other than Malfeasance Termination, or the termination of an Employee Optionee’s employment: (i) by the Optionee for Good Reason, (ii) by MISCOR without Cause, (iii) after attaining age 65, or (iv) due to death, any Options held by such terminated Board member or terminated employee shall be considered fully exercisable by the Optionee, or the person to whom any Option held by the Optionee at the time of his death is transferred by will or the laws of descent and distribution, within the three (3) month period immediately following the date of termination of service as a Board Member or termination of employment, whichever applies (but in no event later than the period fixed by the Board in accordance with Section 5(c) above), unless the Option provides otherwise.  In the event of termination of employment due to Disability, the period of exercise will continue until twelve (12) months after termination of employment for Disability.  Notwithstanding anything contained herein to the contrary, the Board, in its sole discretion, may redeem any Options of a deceased or disabled Optionee, or upon the Retirement of an Optionee, by paying to the Optionee or the Optionee’s personal representative, an amount equal to the difference between the option price and the then fair market value of the Common Stock (as determined in accordance with Section 422 of the Code with respect to an ISO).

(d)           Subject to the express provisions of the Plan, and within the limitation of the Plan, the Board may modify, extend or renew outstanding Options or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor.  However, no modification of an Option shall impair the rights of the holder thereof without his or her consent.  The Board may not decrease directly or indirectly (by cancellation or substitution of Options or otherwise) the Exercise Price applicable to any Option; however, this prohibition shall not prevent the granting of an additional Option to a person holding an earlier Option which is exercisable at a higher Exercise Price.

7.           Adjustment of Shares.    In the event of any change after the effective date of the Plan in the outstanding shares of stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Board shall determine what changes, if any, are appropriate in the number and kind of shares of stock reserved under the Plan, in the number of shares which may be issued to any individual in any calendar year and in the option price under and the number and kind of shares of stock covered by outstanding Options granted under the Plan.  Any determination of the Board hereunder shall be conclusive.

8.           Change in Control.  Notwithstanding anything to the contrary herein, or in any Option Agreement, upon a Change in Control all Options granted under this Plan prior to said date shall be immediately exercisable in full, and any Optionee employed as of said date may exercise such Options for a period of 30 days after said date regardless of whether the Optionee’s employment with MISCOR is terminated.  A Change in Control shall be deemed to have occurred upon the happening of any of the following:

(a)           the consummation of a plan of merger or consolidation of the Corporation with any other entity as a result of which the holders of the voting capital stock of the Corporation receive less than 50 percent of the voting capital stock of the surviving or resulting entity;

(b)           the sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Corporation; or

(c)           the approval by the shareholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.

9.           Effect of Sale or Merger on Options.    In the case of any merger, sale, or other combination where the Corporation does not survive as a continuing entity, the Corporation will (to the extent feasible) give notice to each Optionee promptly after a definitive agreement of merger, sale or other combination is reached between the Corporation and any third party.  To the extent the transaction takes place and the Corporation does not survive, all Options shall become immediately exercisable effective on or before the day immediately before the date of merger, sale or other combination occurs or such earlier date as is specified by the Board.  Failure to exercise any Option on or before the date any transaction takes place in which the Corporation does not survive, will result in cancellation of any unexercised Options as of the date of such transaction unless otherwise agreed to by the Board and the third party which is the surviving entity after any such merger, sale or other combination.

10.           Amendment.    The Board of Directors of the Corporation may amend the Plan from time to time, except that without the approval of the Corporation’s shareholders:

(a)           the number of shares of Common Stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 7 hereof; and

(b)           the period during which an Option may be exercised may not be extended beyond ten (10) years from the date on which such Option was granted.

No amendment of the Plan may, without the consent of the Optionee, make any changes in any outstanding Option theretofore granted under the Plan which would adversely affect the rights of such Optionee.

11.           Termination.    The Board of Directors of the Corporation may terminate the Plan at any time, and no Option shall be granted thereafter.  Such termination, however, shall not affect the validity of any Option theretofore granted under the Plan. In any event, no incentive stock option may be granted after the conclusion of a five (5) year period commencing on the date the Plan becomes effective.

12.           Indemnification of Board.    In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Corporation the opportunity at its own expense, to handle and defend the same.

13.           Application of Funds.    The proceeds received by the Corporation from the sale of Common Stock issued upon exercise of Options under the Plan will be used for general corporate purposes.

14.           No Obligation to Exercise Option.    The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

15.            Successors.    The Plan shall be binding upon the successors and assigns of the Corporation.

16.           Governing Law.    Except to the extent governed by federal law, the terms of Options and the rights and obligations of the Corporation, each Optionee and their successors in interest hereunder, shall be governed by Indiana law without regard to conflict of law rules.

17.           Government and Other Regulations.    The obligations of the Corporation to issue or transfer and deliver shares under Options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

18.           Effective Date.    The Plan shall become effective when it shall have been approved by the Corporation’s Board of Directors; provided that the shareholders also approve such plan within twelve (12) months after the Board of Directors adopts the Plan.

19.           Shareholder Agreement.    The Board may require Optionees to execute a form of shareholder agreement that restricts the rights of the Optionee to sell, assign, pledge or otherwise transfer shares acquired pursuant to the exercise of such Option and gives the Corporation an option or the obligation to purchase, for fair market value, any shares owned or acquired by an Optionee after he or she ceases to be employed by the Corporation.

Adopted Effective August 23, 2005.
As amended (name change only) May 1, 2007.

MISCOR GROUP, LTD.

By:	/s/ John A. Martell
John A. Martell, President and CEO

APPENDIX B

MISCOR GROUP, LTD.

EMPLOYEE STOCK PURCHASE PLAN

WITNESSETH:

WHEREAS, MISCOR Group, Ltd. (the “Corporation”) desires to provide eligible employees of the Corporation and its subsidiaries interest in the Corporation through the purchase of shares of common stock of the Corporation (“Common Stock”); and

WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a plan for the purchase of Common Stock at a discounted rate.

NOW, THEREFORE, the Corporation hereby establishes this Employee Stock Purchase Plan (the “Plan”) pursuant to the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, as follows:

ARTICLE I

ESTABLISHMENT OF PLAN

The Plan is hereby established effective as of the later of January 1, 2007 or the date the registration of the Common Stock to be issued hereunder is declared effective by the Securities and Exchange Commission; provided, however, that this Plan shall not become effective unless it has received the approval of the holders of a majority of the issued and outstanding Common Stock of the Corporation who are either present or represented and entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months after the date the Plan is adopted by the Board of Directors of the Corporation.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Section 2.01.    Definitions.   When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:

(a)           “Account” means one or more bookkeeping accounts where a recording of each Participant’s interest in the Plan, consisting of the sum of the Participant’s payroll deductions under the Plan and the number of shares of Common Stock purchased by the Participant, all of which shall be maintained by the Custodian.  Each Account shall be in the name of the Participant or, if permitted by the Committee and so indicated on his or her enrollment form, in his or her name jointly with a member of his or her family, with right of survivorship.  If permitted by the Committee, a Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Account in his or her name as tenant in common with a member of his or her family, without rights of survivorship.

(b)           “Act” means the Securities Exchange Act of 1934, as amended.

(c)           “Board of Directors” means the board of directors of the Corporation as it shall exist from time to time.

(d)           “Code” means the Internal Revenue Code of 1986, as amended or any subsequently enacted federal revenue law, as well as any regulations duly promulgated thereunder.

(e)           “Committee” means the Compensation Committee of the Board of Directors, provided that, if any member of the Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule 16b-3 of the Act, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of the Plan.

(f)           “Common Stock” means the shares of Common Stock, no par value, of the Corporation.

(g)           “Corporation” means MISCOR Group, Ltd., an Indiana corporation, and its successors (by merger, consolidation or otherwise) and assigns.

(h)           “Custodian” means any party designated by the Committee pursuant to Section 7.02 to act as custodian of the Plan.

(i)           “Effective Date” means the effective date of this Plan, which is the later of January 1, 2007 or the date the registration of shares of Common Stock to be issued hereunder with the Securities and Exchange Commission is declared effective.

(j)           “Eligible Employee” means any person employed by the Corporation or any of its subsidiaries or controlled entities (as designated by the Committee) except for:

(1)           employees who have been employed less than six (6) months;

(2)           employees whose customary employment is twenty (20) hours or less per week; or

(3)           any officer of the Corporation who is also a “highly compensated employee” within the meaning of the Code Section 414(q).

(k)           “Fair Market Value” means the closing trading price of a share of Common Stock as reported on any national securities exchange on which the shares are listed (or, if listed on more than one such exchange, then on the one located in New York City), or if not so listed, the price reasonably determined by the Committee in accordance with Treas. Reg. section 20.2031-2.

(l)           “Offering Date” means the first business day of each calendar quarter during the Plan Term on which Fair Market Value can be determined and Common Stock is offered for purchase hereunder and/or such other date or dates selected by the Committee from time to time on which Common Stock is offered for purchase hereunder (with Fair Market Value determined on such date or, if not quoted on such date, on the last day prior thereto on which Fair Market Value is quoted).

(m)           “Participant” means an Eligible Employee who (i) authorizes the Corporation to make payroll deductions from Plan Compensation for the purpose of purchasing Common Stock pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a withdrawal, voluntary or involuntary, pursuant to Article VI.

(n)           “Payday” means the date on which an Eligible Employee receives any Plan Compensation.

(o)           “Plan” means this MISCOR Group, Ltd. Employee Stock Purchase Plan.

(p)           “Plan Compensation” means all compensation paid by the Corporation or any subsidiary to an employee through their respective payroll systems for services as an employee, including wages, salary, incentive compensation and bonuses, but excluding therefrom profit sharing payments, stock incentive program payments and all other fringe benefit payments.

(q)           “Plan Term” means the period from the Effective Date to and including December 31, 2016.

(r)           “Purchase Date” means the last business day of each calendar quarter during the Plan Term on which Fair Market Value can be determined and on which Common Stock is acquired hereunder and/or such other date or dates selected by the Committee from time to time on which Common Stock is acquired hereunder (with Fair Market Value determined on such date or, if not quoted on such date, on the last day prior thereto on which Fair Market Value is quoted).

(s)           “Purchase Price” means the price per share of Common Stock for purchase by Participants as defined in Section 5.02.

(t)           “Section,” when not preceded by the word “Code,” means a section of this Plan.

Section 2.02.    Construction and Governing Law.

(a)           This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code.

(b)           This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder.  The provisions of the Plan shall be construed so as to fulfill this intention.

ARTICLE III

PARTICIPATION

Section 3.01.    Participation.   Any person who is an Eligible Employee as of any Offering Date under this Plan may become a Participant in this Plan beginning on such Offering Date by completing and delivering to the Committee such enrollment form(s) as the Committee shall require to authorize payroll deductions and to request participation in this Plan no later than thirty (30) days prior to such Offering Date or such other deadline as may be prescribed by the Committee.

Section 3.02.    Payroll Deductions.

(a)           Payroll deductions for a Participant shall commence on the first Payday after the Offering Date when the Eligible Employee becomes a Participant and shall continue thereafter until the earlier of (i) the termination of this Plan, as provided in Section 8.02, or (ii) the date the Participant suspends his or her payroll deductions pursuant to paragraph (b) of this Section 3.02.  Each Participant shall authorize his or her employer to make deductions from Participant’s Plan Compensation on each Payday during such time as he or she is a Participant in the Plan at whole percentage rates from 2% through 8% of the Participant’s Plan Compensation; provided, however, that the maximum aggregate amount that may be deducted from a Participant’s Plan Compensation during any calendar year shall be Five Thousand Dollars ($5,000).

(b)           A Participant may increase, decrease or suspend his or her payroll deduction one time only between Offering Dates during participation effective as of the Payday following delivery of written notice to the Committee, or as soon as administratively reasonable thereafter.  A Participant’s suspension of payroll deductions shall not automatically result in withdrawal from participation in the Plan.  If a Participant, on any scheduled Payday, shall receive no pay or his or her net pay shall be insufficient, after all required deductions, to permit withholding the payroll deduction in full as authorized hereunder and in the enrollment form, the Corporation or its subsidiary shall (i) if the pay is insufficient for any deduction hereunder, suspend the deduction until the next Payday in which Participant’s net pay is sufficient for such withholding, or (ii) if the pay is insufficient for a full deduction hereunder, effect a partial deduction equal to the net pay available for such deduction; provided, however, that no withdrawal shall be deemed to have occurred in either event.  If no deduction or if a partial deduction is effected, no carryover of the balance of the authorized deduction shall occur.

Section 3.03.   Participant’s Account.   On each Payday, the Corporation or its subsidiary, as the case may be, shall deduct the authorized amount from each Participant’s Plan Compensation and, as soon as administratively reasonable, shall report the amount of such deductions to the Custodian.  The Custodian shall credit the Account of each Participant with the amount of the Participant’s payroll deduction under the Plan effective as of the Payday on which it was deducted.  Interest may be earned and retained by the Corporation but interest shall not be paid on amounts held in a Participant’s Account.

ARTICLE IV

COMMON STOCK

The shares subject to issuance under this Plan shall be Common Stock.  The total number of shares of Common Stock which may be purchased under this Plan shall not exceed in the aggregate sixteen million (16,000,000) shares, of which not more than one million six hundred thousand (1,600,000) shares of Common Stock shall be issued in any one calendar year during the Plan Term, except as such numbers of shares of Common Stock shall be or have been adjusted in accordance with Sections 5.01(a) and 8.01 of this Plan.  In the event the aggregate number of shares of Common Stock issuable for any calendar year shall exceed one million six hundred thousand (1,600,000) shares of Common Stock (adjusted pursuant to Sections 5.01(a) and 8.01 of the Plan) (the “Annual Maximum”), the Committee shall reduce proportionately each Participant’s purchase hereunder to the extent necessary so that the aggregate number of shares of Common Stock will not exceed the Annual Maximum (allocated proportionately for each Purchase Date during each calendar) and if any such reduction results in cash credited to a Participant’s Account, such cash credited shall remain credited to the Participant’s Account and be used to purchase Common Stock on the next Purchase Date.  Common Stock required to satisfy purchases pursuant to the Plan shall be provided out of the Corporation’s authorized and unissued shares or treasury shares or acquired by the Corporation in open market transactions or private transactions.  If shares of Common Stock are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Corporation will pay the difference between the Purchase Price and the price at which such shares are purchased for Participants.

ARTICLE V

PURCHASE OF COMMON STOCK

Section 5.01.     The Offering.

(a)           The Corporation shall offer an aggregate of four hundred thousand (400,000) shares of Common Stock for purchase by Participants during each calendar quarter pursuant to the terms of this Plan.  The number of shares of Common Stock offered quarterly hereunder shall be increased by the aggregate number of shares of Common Stock, if any, which were offered but not purchased during prior calendar quarters and shall be subject to further adjustment in accordance with Section 8.01 of this Plan.

(b)           Notwithstanding any provision in this Plan to the contrary:

(1)           a Participant may not purchase Common Stock hereunder to the extent that, after such purchase, the Participant would own (or be considered to own) of record or beneficially shares in the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation, within the meaning of Code Section 423(b)(3); and

(2)           no Participant may be granted rights to purchase Common Stock under this Plan and all employee stock purchase plans of the Corporation and its subsidiaries which accrue at a rate that exceeds Twenty Five Thousand Dollars ($25,000) of Fair Market Value of shares of Common Stock (determined at the Offering Date) for each calendar year during which such a right to purchase Common Stock is outstanding, as provided in Code Section 423(b)(8).

Section 5.02.     Purchase Price.    The “Purchase Price” for Common Stock purchased shall be equal to the lesser of (a) 90% of Fair Market Value per share of the Common Stock on the Offering Date, or (b) 90% of Fair Market Value per share of the Common Stock on the Purchase Date.

Section 5.03.     Purchase of Common Stock; Limitations.

(a)           Within ten (10) days following each Purchase Date during the Plan Term, the Committee shall determine the Purchase Price per share of Common Stock in accordance with Section 5.02 herein.  Each Participant shall thereupon automatically purchase from the Corporation and the Corporation, upon payment of the purchase price by the Custodian, shall cause to be issued to the Participant, as promptly as administratively possible, that number of shares (including fractional shares unless otherwise determined by the Committee) of Common Stock which such Participant’s Account shall enable such Participant to purchase at the Purchase Price.  Irrespective of the actual date of purchase, the date of purchase of Common Stock hereunder shall be deemed the Purchase Date.  All shares purchased shall be maintained by the Custodian in the Account for each Participant.  All cash dividends paid with respect to shares of the Common Stock held in the Account shall be added to the Participant’s Account and shall be used to purchase shares of Common Stock at the next Purchase Date.  Expenses incurred in the purchase of such shares shall be paid by the Corporation.  All dividends distributed in-kind with respect to Common Stock held in the Account shall be added to the shares held for a Participant in his or her Account.  Any distribution of shares with respect to shares of Common Stock held for a Participant in his or her Account shall be added to the shares of Common Stock held for a Participant in his or her Account.

(b)           A Participant shall have no interest in, or rights as a shareholder with respect to, Common Stock subject to purchase under this Plan until such shares of Common Stock have been issued to the Participant.

Section 5.04.     Sale of Common Stock.   Unless otherwise prohibited by law or policy of the Corporation, a Participant shall have the right at any time to direct that any shares of Common Stock in his or her Account be sold and that the proceeds, less expenses of sale, be remitted to him or her.

ARTICLE VI

WITHDRAWAL

Section 6.01.      Voluntary Withdrawal.   A Participant may withdraw from participation in the Plan at any time.  A Participant’s withdrawal shall be effective as of the Payday following delivery of written notice to the Committee, or as soon as administratively reasonable thereafter.  The Committee shall notify the Custodian of the withdrawal of any Participant.  As soon as administratively reasonable after the effective date of a Participant’s withdrawal from the Plan, the cash balance of the Participant’s Account shall be paid to him or her in cash.  Upon a voluntary withdrawal of a Participant, the Participant may elect to have his or her shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or her or the Participant may elect to have the shares of Common Stock credited to his or her Account or a certificate (if the Company Stock is certificated) for the shares of Common Stock credited to the Participant’s Account forwarded to him or her or a third party directed by him or her.  No partial withdrawals are permitted.  Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant only after compliance with Section 3.01.

Section 6.02.      Involuntary Withdrawal.   Upon termination of a Participant’s employment with the Corporation or its subsidiaries for any reason, or no reason, including resignation, discharge (with or without cause), disability or retirement, the cash balance of the Participant’s Account shall be paid to the Participant and the shares of Common Stock held in the Participant’s Account shall be remitted to the Participant, or, in the case of the Participant’s death, to the Participant’s beneficiary as provided in Section 6.04.  The Corporation or the Custodian shall pay such amount as soon as administratively reasonable after the Committee has received notification of such termination of employment.

Section 6.03.     Interest.   No payroll deductions or Account balances paid to a Participant, or paid to any beneficiary in accordance with Section 6.04, shall be credited with interest.

Section 6.04.      Participant’s Beneficiary.

(a)           A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Stock or cash credited to the Participant’s Account under this Plan in the event of the Participant’s death.  Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee on the form approved by the Committee.

(b)           Upon the death of a Participant, and on receipt by the Committee of reasonable proof of the identity and existence of the Participant’s designated beneficiary, the Committee shall cause delivery of the shares or cash as provided in Section 6.04(a), if any, to such beneficiary as soon as administratively reasonable.  If a Participant dies without a surviving designated beneficiary, the Committee shall cause delivery of such shares or cash to the estate or a representative of the estate of the Participant.

(c)           No designated beneficiary and no heir or beneficiary of the estate of a deceased Participant shall acquire any interest in the Common Stock or cash credited to the Participant’s Account under this Plan prior to the death of the Participant.

ARTICLE VII

PLAN ADMINISTRATION

Section 7.01.    Administrative Committee.

(a)           The Plan shall be administered, at the expense of the Corporation, by the Committee.

(b)           The Committee shall be vested with full authority to take any and all actions necessary to implement this Plan and to interpret this Plan and make, administer and interpret such rules and regulations as it deems necessary to administer the Plan.  Any determination, construction, interpretation, administration, or application of the Plan by the Committee shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant.  The Committee may delegate administration of this Plan to one or more employees or positions of the Corporation or to an administrative committee appointed by the Committee or by the Corporation.

(c)           Service on the Committee shall constitute service as a director of the Corporation so that members of the Committee shall be entitled to such indemnification and reimbursement as directors of the Corporation as provided in its Articles of Incorporation and/or Bylaws.

Section 7.02.     Custodian.

(a)           The Committee, in its sole discretion, shall appoint a Custodian.  The Custodian may be removed by the Committee at any time.

(b)           The Custodian shall keep or cause to be kept accurate and detailed bookkeeping accounts of all contributions, receipts, disbursements and transfers of cash and shares of Common Stock under the Plan, and all bookkeeping accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.

(c)           The expenses of the Custodian shall be borne by the Corporation.

Section 7.03.    Transferability.   Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase or receipt of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04.  Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in its sole discretion, may treat such act as an election to withdraw from the Plan in accordance with Section 6.01.

Section 7.04.   Separate Accounting for Payroll Deductions.   All funds received or held by the Corporation under this Plan may be used for the Corporation’s general corporate purposes, and the Corporation shall not be obligated to segregate such payroll deductions.

Section 7.05.  Only Employees Eligible To Participate.   Notwithstanding any other provision of the Plan, to be eligible to purchase Common Stock hereunder as of a Purchase Date, a Participant must remain an employee at all times from the Offering Date through such Purchase Date.

Section 7.06.    Equal Rights and Privileges.   Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.01.    Adjustment of Stock.   In the event of any change after the Effective Date in the outstanding shares of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the Common Stock of the Corporation, the Committee shall make a corresponding adjustment in the number and kind of shares reserved under this Plan, and in the purchase price and the number and kind of shares covered by outstanding purchase commitments under this Plan as determined by the Committee.  Any determination by the Committee hereunder shall be conclusive, final and binding on all persons.  If the Corporation is a party to a consolidation or a merger in which the Corporation is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Corporation’s outstanding stock by a single person or group, or a sale or transfer of substantially all of the Corporation’s assets, the Committee may take such actions with respect to this Plan as the Committee deems appropriate.

Section 8.02.    Amendment and Termination.

(a)           The Board of Directors, except any members participating in this Plan, may at any time and from time to time, alter, amend, suspend, or terminate this Plan in any way; provided, however, that if this Plan is terminated the effective date of termination shall be immediately after the next Purchase Date; provided further, that the Board of Directors may not, without approval by the holders of the issued and outstanding shares of Common Stock:

(1)           increase the maximum number of shares of Common Stock which may be issued under this Plan (other than to reflect adjustment permitted under Section 8.01 hereof);

(2)           change the class of shares which may be issued under this Plan;

(3)           change the designation of the persons or class of persons eligible to participate and receive Common Stock under this Plan; or

(4)           change the provision of Section 5.02 concerning the Purchase Price,

(b)           Unless earlier terminated by the Board of Directors pursuant to paragraph (a) of this Section 8.02, this Plan will terminate on the earlier of: (i) the last day of the Plan Term, or (ii) the date on which the authorized remaining Common Stock reserved for this Plan are not sufficient to enable each Participant on such date to purchase at least one share of Common Stock.  No purchases of Common Stock shall be made after the termination of this Plan.

ARTICLE IX

MISCELLANEOUS

Section 9.01.   Notices.   All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Board of Directors of the Corporation or when received in the form and at the location or by the person specified by the Committee.  Any notices or other communications by the Committee to a Participant under or in connection with this Plan shall be deemed to have been duly given when mailed by the Committee to the most recent address of the Participant on the business records of the Corporation.

Section 9.02.    No Right To Continued Employment.   Neither enrollment in the Plan, the purchase of Common Stock hereunder, nor participation otherwise in the Plan shall impose any obligation on the Corporation or any subsidiary to continue to employ any person.

Section 9.03.     Notice of Sale.   As a condition of participation in this Plan, each Participant agrees to notify the Corporation if he or she sells or otherwise disposes of any of his or her shares of Common Stock purchased pursuant to this Plan within two years of the Offering Date on which such shares were offered or within one year of the Purchase Date on which such shares were purchased.  Notwithstanding anything herein to the contrary, the Corporation (or employer) shall have the right to satisfy any obligations to withhold taxes incurred by reason of the issuance and/or sale of Common Stock hereunder.

MISCOR GROUP, LTD. C/O REGISTRAR AND TRANSFER COMPANY 10 COMMERCE DRIVE CRANFORD, NJ 07016
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MISCOR Group, Ltd., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MISCO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

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MISCOR GROUP, LTD.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Proposal 1 • Election of Director. To elect Richard A. Tamborski to the Board of Directors of MISCOR for a three-year term expiring in 2011.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL						For	Against	Abstain

Proposal 2 - Amendment to Articles of Incorporation. To approve the Articles Amendment to increase the number of shares of common stock authorized for issuance from 20,000,000 to 30,000,000.						☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Proposal 3 - Amendment to Stock Option Plan. To approve the Option Plan Amendment to increase the number of shares of common stock for which options may be granted under the MISCOR Group, Ltd. 2005 Stock Option Plan, from 80,000 to 200,000.
						☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Proposal 4 - Amendments to Employee Stock Purchase Plan. To approve the ESPP Amendments to amend the definitions of "Eligible Employee" and "Committee" as such terms are used in the MISCOR Group, Ltd. Employee Stock Purchase Plan.
						☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Proposal 5 - Ratification of Auditors. To ratify the appointment of Asher & Company, Ltd. as MISCOR's auditors for the fiscal year ending December 31, 2008.						☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MISCOR GROUP, LTD.

FOR THE

2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2008

The undersigned appoints John A. Martell and Richard J. Mullin, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of common stock of MISCOR Group, Ltd. (“MISCOR”) which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of MISCOR to be held at the offices of Barnes & Thornburg LLP, Conference Center, 100 North Michigan Street, South Bend, Indiana, on Thursday, May 15, 2008, at 10:00 a.m. local time, or at any adjournment thereof. This proxy may be revoked at any time by delivering to MISCOR’s Secretary a written notice of revocation or a proxy with a later date, or by voting in person at the Annual Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the proposals stated. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.